11.028                                                             EXHIBIT 10.12

                               DATED 30 JUNE 2006



                            XENIA INTERNATIONAL CORP.
                                  (as Borrower)


                                     - and -



                      FORTIS BANK N.V./S.A., ATHENS BRANCH
                                   and others
                                  (as lenders)

                                      -and-


                      FORTIS BANK N.V./S.A., ATHENS BRANCH
                         (as agent and security trustee)




                    ----------------------------------------

                            US$8,250,000 SECURED LOAN
                               FACILITY AGREEMENT
                              m.v. "TASMAN TRADER"

                    ----------------------------------------



                               STEPHENSON HARWOOD
                            One St. Paul's Churchyard
                                 London EC4M 8SH
                               Tel: 020 7329 4422
                               Fax: 020 7606 0822
Ref: 11.028

                                    CONTENTS

                                                                            Page

1    Definitions and Interpretation............................................5

2    The Loan and its Purpose.................................................19

3    Conditions Precedent and Subsequent......................................21

4    Representations and Warranties...........................................25

5    Repayment and Prepayment.................................................29

6    Interest.................................................................30

7    The Master Agreement.....................................................32

8    Fee......................................................................34

9    Security Documents.......................................................34

10   Agency and Trust.........................................................35

11   Covenants................................................................44

12   Accounts.................................................................58

13   Events of Default........................................................59

14   Set-Off and Lien.........................................................64

15   Assignment and Sub-Participation.........................................66

16   Payments, Mandatory Prepayment, Reserve Requirements and Illegality......67

17   Communications...........................................................72

18   General Indemnities......................................................73

19   Miscellaneous............................................................75

20   Law and Jurisdiction.....................................................79

SCHEDULE 1....................................................................81
          The Banks and the Commitments.......................................81

APPENDIX A....................................................................83
          Drawdown Notice.....................................................83

APPENDIX B....................................................................84
          Form of Transfer Certificate........................................84

LOAN AGREEMENT

Dated:   30 June 2006

BETWEEN:-

(1) XENIA INTERNATIONAL CORP., a company incorporated according to the law of the Marshall Islands, with its registered office at The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro Marshall Islands, M.H. 96960, c/o The Trust Company of the Marshall Islands Inc. ("the Borrower");

(2) FORTIS BANK N.V./S.A., ATHENS BRANCH (the "Original Bank") AND THE BANKS AND FINANCIAL INSTITUTIONS (together with the Original Bank, the "Banks" and each a "Bank") named in Schedule 1, of the offices listed in that Schedule or such other offices as they may select and notify to the Agent from time to time;

(3) FORTIS BANK N.V./S.A., ATHENS BRANCH acting as arranger, agent and security trustee through its office at 166, Syngrou Ave. 176 71, Athens, Greece (in that capacity "the Agent").

WHEREAS:-

(A) The Borrower is the registered owner of the Vessel. which is registered in the ownership of the Borrower under the flag of the Marshall Islands.

(B) Each of the Banks have agreed to advance to the Borrower its respective Commitment of an aggregate amount not exceeding the lesser of (i) eight million two hundred and fifty thousand Dollars ($8,250,000) and (ii) seventy seven per centum (77%) of the lower of (a) the Fair Market Value of the Vessel and (b) the Acquisition Price of the Vessel, in order to assist the Borrower in re-financing part of the Acquisition Price of the Vessel.

IT IS AGREED  as follows:-

1      Definitions and Interpretation

       1.1    Definitions

       In this Agreement:-

          1.1.1 "the Accounts" means the Earnings Account and the Retention Account.

          1.1.2 "the Accounts Security Deed" means the Accounts Security Deed referred to in Clause 9.5.

          1.1.3 "Acquisition Price", in respect of the Vessel, means an amount which shall not exceed ten million seven hundred and seventy five thousand Dollars ($10,775,000).

          1.1.4 "the Address for Service" means HTD, Irongate House, Duke's Place, London, EC3A 7LP, United Kingdom or, in relation to any of the Security Parties, such other address in England and Wales as that Security Party may from time to time designate by no fewer than ten days' written notice to the Agent.

          1.1.5     "the   Administration"  has  the  meaning  given  to  it  in
                    paragraph 1.1.3 of the ISM Code.

          1.1.6 "Annex VI" means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

          1.1.7 "Approved Brokers" means independent sale and purchase brokers appointed by the Agent in its discretion.

          1.1.8     "the  Assignment"  means  the  deed  of  assignment  of  the
                    Insurances,   Earnings,   Charter  Rights  and   Requisition
                    Compensation referred to in Clause 9.2.

          1.1.9 "the Availability Termination Date" means 15 July 2006 or such later date as the Borrower may request and the Banks may in their discretion agree (such consent not to be unreasonably withheld).

          1.1.10 "Break Costs" means all costs, losses, premiums or penalties incurred by the Agent or any Bank in the circumstances contemplated by Clause 18.4, or as a result of it receiving any prepayment of all or any part of the Loan (whether pursuant to Clause 5 or otherwise), or any other payment under or in relation to the Security Documents on a day other than the due date for payment of the sum in question, and includes (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain the Loan, and any liabilities, expenses or losses incurred by the Agent or any Bank in terminating or reversing, or otherwise in connection with, any Transaction or any other interest rate and/or currency swap, transaction or arrangement entered into by the Agent or any Bank to hedge any exposure arising under this Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under this Agreement or the Master Agreement.

          1.1.11 "Business Day" means a day on which banks are open for the transaction of business of the nature contemplated by this Agreement (and not authorised by law to close) in New York, United States of America; London, England; Athens, Greece and any other financial centre which any Bank may consider appropriate for the operation of the provisions of this Agreement.

          1.1.12 "Charter" means (a) the time charter dated 17 December 2003 (as amended and supplemented by addendum no.1 dated 17 December 2003, as further amended and supplemented by addendum no.2 dated 17 December 2003 and as further amended and supplemented by addendum no.3 dated 17 December 2003) at a gross daily rate of hire of (i) eight thousand eight hundred and fifty Dollars ($8,850) per day with two point two five per centum (2.25%) commission from the Drawdown Date until December 2008, (ii) nine thousand five hundred Dollars ($9,500) per day with two point five per centum
                    (2.5%) commission until December 2010 and (iii) nine thousand Dollars ($9,000) per day with two point five per centum (2.5%) commission until March 2012, and (b) any other time charter, consecutive voyage charter, contract of affreightment or any other contract of employment of the Vessel in excess of twelve (12) months.

          1.1.13 "Charterer" means Tasman Orient Line (Cyprus Ltd.) of Limassol, Cyprus in respect of the Vessel.

          1.1.14 "Charter Rights" means all rights and benefits accruing to the Borrower in respect of the Vessel under or arising out of the Charter or any other charterparty or contract of employment in respect of the Vessel and not forming part of the Earnings.

          1.1.15 "Commitment" means, in relation to each Bank, the amount of the Loan which that Bank agrees to advance to the Borrower as its several liability as indicated against the name of that Bank in Schedule 1 and/or, where the context permits, the amount of the Loan advanced by that Bank and remaining outstanding.

          1.1.16    a  "Communication"  means  any  notice,  approval,   demand,
                    request or other communication from one party to this Agreement to the other.

          1.1.17 "the Communications Address" means c/o Eurobulk Ltd, Aethrion Center, 40 Ag. Konstantinou Avenue, 151 24 Maroussi, Greece, marked for the attention of Mr. Aristides
                    J. Pittas.

          1.1.18    "the  Company"   means,  at  any  given  time,  the  company
                    responsible for the Vessel's compliance with the ISM Code pursuant to paragraph 1.1.2 of the ISM Code.

          1.1.19    a "Confirmation" means a Confirmation  exchanged,  or deemed
                    exchanged,   between   the   Agent  and  the   Borrower   as
                    contemplated by the Master Agreement.

          1.1.20 "Corporate Guarantee" means the guarantee and indemnity referred to in Clause 9.3.

          1.1.21 "Corporate Guarantor" means Euroseas Ltd., a company incorporated according to the law of the Marshall Islands, with registered office at The Trust Company Complex,
                    Ajeltake Island, Ajeltake Road, Majuro Marshall Islands, M.H. 96960, c/o The Trust Company of the Marshall Islands Inc. and/or (where the context permits) any other person or company who shall at any time during the Facility Period give to the Banks or to the Agent a guarantee and/or indemnity for the repayment of all or part of the Indebtedness.

          1.1.22 "Credit Support Document" means any document described as such in the Master Agreement and, where the context permits, any other document referred to in any Credit Support Document which has the effect of creating an Encumbrance in favour of the Agent.

          1.1.23 "Credit Support Provider" means any person (other than the Borrower) described as such in the Master Agreement.

          1.1.24 "Currency of Account" means, in relation to any payment to be made to the Agent or a Bank under or pursuant to any of the Security Documents, the currency in which that payment is required to be made by the terms of the relevant Security Document.

          1.1.25 "Default Rate" means the aggregate rate of the Margin and two per centum (2%) per annum above the cost to the Agent of obtaining funds in amount similar to the amount of the Indebtedness or any relevant part of the Indebtedness for such periods as the Agent shall determine in its discretion.

          1.1.26 "DOC" means a valid Document of Compliance issued for the Company by the Administration pursuant to paragraph 13.2 of the ISM Code.

          1.1.27    "Dollars"   and  "$"  each   means   available   and  freely
                    transferable and convertible funds in lawful currency of the United States of America.

          1.1.28 "the Drawdown Date" means the date on which the Loan is advanced by the Banks to the Borrower pursuant to Clause 2.

          1.1.29    "Drawdown Notice" means a notice complying with Clause 2.2.

          1.1.30 "Earnings" means all hires, freights, pool income and other sums payable to or for the account of the Borrower in respect of the Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.

          1.1.31 "the Earnings Account" means a bank account to be opened in the name of the Borrower with the Agent and designated "Xenia International Corp. - Earnings Account".

          1.1.32 "Encumbrance" means any mortgage, charge (fixed or floating), pledge, lien, assignment, hypothecation, preferential right, option, title retention or trust arrangement or any other agreement or arrangement which has the effect of creating security or payment priority.

          1.1.33 "Environmental Affiliate" means an agent, employee, independent contractor, sub-contractor or other person in a contractual relationship with the Borrower relating to the Vessel or its carriage of cargo or its operation whose acts or omissions would have a Material Adverse Effect.

          1.1.34 "Environmental Approval" means all approvals, licences, permits, exemptions and authorisations required under any applicable Environmental Laws.

          1.1.35 "Environmental Claim" means any and all enforcement, clean up, removal or other governmental or regulatory actions or orders instituted or completed pursuant to any Environmental Laws or Environmental Approval together with claims made by any third party relating to damage, contributions, loss or injury, resulting from any Release of Materials of Environmental Concern.

          1.1.36 "Environmental Laws" means all local, state, provincial, federal, state local, foreign and international laws, regulations, treaties and conventions (including any amendments and/or protocols thereto) for the time being in force pertaining to the pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata and all or any part of navigable waters, waters of the contiguous zone, ocean waters and international waters (howsoever called)), including laws, regulations, treaties and conventions (including any amendments and/or protocols thereto) for the time being in force relating to the Release (or threatened Release) of Materials of Environmental Concern.

          1.1.37 "Event of Default" means any of the events set out in Clause 13.2.

          1.1.38 "the Facility Period" means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been repaid in full and the Borrower has ceased to be under any further actual or contingent liability to the Banks or the Agent under or in connection with the Security Documents.

          1.1.39 "Fair Market Value" means the average of two valuations obtained from two Approved Brokers.

          1.1.40 "Final Maturity Date" means the earlier of the date falling sixety nine (69) months after the Drawdown Date and 15 April 2012.

          1.1.41 a "Hedging Transaction" means a Transaction entered into between the Agent and the Borrower pursuant to the Master Agreement for the express purpose of hedging all or part of the Borrower's interest rate risk pursuant to this Agreement.

          1.1.42 "IAPPC" means a valid international air pollution prevention certificate for the Vessel issued under Annex VI.

          1.1.43 "the Indebtedness" means the Loan; any Master Agreement Liabilities; all other sums of any nature (together with all interest on any of those sums) which from time to time may be payable by the Borrower to the Agent or to the Banks pursuant to the Security Documents; any damages payable as a result of any breach by the Borrower of any of the Security Documents; and any damages or other sums payable as a result of any of the obligations of the Borrower under or pursuant to any of the Security Documents being disclaimed by a liquidator or any other person, or, where the context permits, the amount thereof for the time being outstanding.

          1.1.44 an "Instructing Group" means any one or more Banks whose combined Proportionate Shares exceed seventy per centum (70%).

          1.1.45 "Insurances", in respect of the Vessel, means all policies and contracts of insurance (including all entries in hull and machinery, protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with the Vessel or her increased value or her Earnings or the loss of hire and (where the context permits) all benefits thereof, including all claims of any nature and returns of premium.

          1.1.46 "Interest Payment Date" means each date for the payment of interest in accordance with Clause 6.

          1.1.47 "Interest Period" means each interest period selected by the Borrower or agreed by the Agent pursuant to Clause 6.

          1.1.48 "the ISM Code" means the International Management Code for the Safe Management of Ships and for Pollution Prevention, as adopted by the Assembly of the International Maritime Organisation on 4 November 1993 by resolution A.741 (18) and incorporated on 19 May 1994 as chapter IX of the Safety of Life at Sea Convention 1974.

          1.1.49 "the ISPS Code" means the International Ship and Port Facility Security Code adopted by the International Maritime Organisation (as the same may be amended from time to time).

          1.1.50 "law" means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law).

          1.1.51 "LIBOR" means the rate displayed as the British Bankers' Association Interest Settlement Rate on any information service selected by the Agent on which that rate is displayed (without rounding), for deposits in Dollars of amounts equal to the amount of the Loan or any relevant part of the Loan for a period equal in length to the relevant Interest Period, or (if the Agent is for any reason unable to ascertain that rate) the average rate at which deposits in Dollars of amounts comparable to the amount of the Loan (or any relevant part of the Loan) are offered to the Agent in the London Interbank market for a period equal in length to the relevant Interest Period.

          1.1.52 "the Loan" means the aggregate amount from time to time advanced by the Banks to the Borrower pursuant to Clause 2 or, where the context permits, the amount advanced and for the time being outstanding.

          1.1.53 "the Managers" means Eurobulk Ltd., or such other commercial and/or technical managers of the Vessel nominated by the Borrower as the Agent may in its discretion approve.

          1.1.54 "Manager's Undertakings" means the Undertakings of the Managers referred to in Clause 9.5.

          1.1.55 "the Margin" means zero point nine five per centum (0.95%) per annum.

          1.1.56 "Master Agreement" means any ISDA Master Agreement (or any other form of master agreement relating to interest or currency exchange transactions) entered into between the Agent and the Borrower during the Facility Period, including each Schedule to any Master Agreement and each Confirmation exchanged pursuant to any Master Agreement.

          1.1.57 "the Master Agreement Liabilities" means, at any relevant time, all liabilities of the Borrower to the Agent under or pursuant to the Master Agreement, whether actual or contingent, present or future.

          1.1.58 "Material Adverse Effect" means a material adverse effect on the Borrower's ability to meet its obligations to the Agent in respect of the Indebtedness or on the security provided to the Agent and the Banks in respect of the Indebtedness.

          1.1.59 "Material of Environmental Concern" means and includes all pollutants, contaminants, toxic substances, oil and hazardous substances as may be defined in any applicable local, state, provincial, federal, national and international laws, regulations, treaties and conventions (including any amendments and/or protocols thereto) for the time being in force.

          1.1.60 "the Maximum Loan Amount" means an aggregate amount not exceeding the lesser of (i) eight million two hundred and fifty thousand Dollars ($8,250,000) and (ii) seventy seven per centum (77%) of the lower of (a) the Acquisition Price and (b) the Fair Market Value.

          1.1.61 "the Mortgagees' Insurances" means all policies and contracts of mortgagees' interest insurance and any other insurance from time to time taken out by the Agent on behalf of the Banks in relation to the Vessel for an amount of not less than one hundred and ten per centum (110%) of the outstanding Loan.

          1.1.62 "the Mortgage" means the first preferred mortgage referred to in Clause 9.1.

          1.1.63 "Notional Amount", in respect of any Hedging Transaction, means the Notional Amount as defined in the Confirmation relating to that Hedging Transaction.

          1.1.64 "Operating Expenses" means cash expenses properly and reasonably incurred by the Borrower in connection with the operation, employment, maintenance, repair and insurance of the Vessel.

          1.1.65 "Potential Event of Default" means any event which, with the giving of notice and/or the passage of time and/or the satisfaction of any materiality test, would constitute an Event of Default.

          1.1.66 "Proceedings" means any suit, action or proceedings begun by the Agent or any of the Banks arising out of or in connection with the Security Documents.

          1.1.67 "Proportionate Share" means, at any time, the proportion which that Bank's Commitment (whether or not advanced) then bears to the aggregate Commitments of all the Banks (whether or not advanced).

          1.1.68 "Release" means an emission, spill, release or discharge into or upon the air, surface water, groundwater, or soils of any Material of Environmental Concern for which the Borrower has any liability under Environmental Law, except in accordance with a valid Environmental Approval.

          1.1.69 "Repayment Date" means the date for payment of any Repayment Instalment in accordance with Clause 5.

          1.1.70 "Repayment Instalment" means any instalment of the Loan to be repaid by the Borrower pursuant to Clause 5.

          1.1.71 "Requisition Compensation" means all compensation or other money which may from time to time be payable to the Borrower as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

          1.1.72 "the Retention Account" means the bank account to be opened, in the name of the Borrower, with the Agent, designated "Xenia International Corp. - Retention Account".

          1.1.73 "the Security Documents" means this Agreement, the Mortgage, the Assignment, the Corporate Guarantee, the Accounts Security Deed, the Managers' Undertakings, the Master Agreement and any other Credit Support Documents or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness.

          1.1.74 "Security Parties" means the Borrower, the Corporate Guarantor, the Managers, any other Credit Support Providers, and any other person or company who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and "Security Party" means any one of them.

          1.1.75 "SMC" means a valid safety management certificate issued for the Vessel by or on behalf of the Administration pursuant to paragraph 13.4 of the ISM Code.

          1.1.76 "SMS" means a safety management system for the Vessel developed and implemented in accordance with the ISM Code and including the functional requirements, duties and obligations required by the ISM Code.

          1.1.77 "Taxes" means all taxes, levies, imposts, duties, charges, fees, deductions and withholdings (including any related interest, fines, surcharges and penalties) and any restrictions or conditions resulting in any charge, other than taxes on the overall net income of the Agent or of a Bank, and "Tax" and "Taxation" shall be interpreted accordingly.

          1.1.78    "Total Loss" means:-

                    (a)  an   actual,   constructive,    arranged,   agreed   or
                         compromised total loss of the Vessel; or

                    (b) the requisition for title or compulsory acquisition of the Vessel by or on behalf of any government or other authority (other than by way of requisition for hire); or

                    (c) the capture, seizure, arrest, detention or confiscation of the Vessel, unless the Vessel is released and returned to the possession of the Borrower within one month after the capture, seizure, arrest, detention or confiscation in question.

          1.1.79 "Transaction" means a transaction entered into between the Agent and the Borrower governed by the Master Agreement.

          1.1.80 "Transfer Certificate" means a certificate materially in the form of Appendix B.

          1.1.81 "Transfer Date", in relation to a transfer of any of a Bank's rights and/or obligations under or pursuant to this Agreement, means the fifth Business Day after the date of delivery of the relevant Transfer Certificate to the Agent, or such later Business Day as may be specified in the relevant Transfer Certificate.

          1.1.82 "Transferee" means any bank or financial institution to which a Bank transfers any of its rights and/or obligations under or pursuant to this Agreement.

          1.1.83    "the Trust Property" means:-

                    (a)  the benefit of the covenant contained in Clause 10; and

                    (b) all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents (other than this Agreement), with the exception of any benefits arising solely for the benefit of the Agent.

          1.1.84 "the Vessel" means the container motor vessel "TASMAN TRADER", built in 1990 of approximately 22,568 dwt and 950 TEU, currently registered under the flag of the Marshall Islands in the ownership of the Borrower and everything now or in the future belonging to her on board and ashore.

       1.2    Interpretation

       In this Agreement:-

          1.2.1 words denoting the plural number include the singular and vice versa;

          1.2.2 words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

          1.2.3     references   to  Recitals,   Clauses  and   Appendices   are
                    references to recitals and clauses of, and appendices to, this Agreement;

          1.2.4 references to this Agreement include the Recitals and the Appendices;

          1.2.5 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

          1.2.6 references to any document (including, without limitation, to all or any of the Security Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

          1.2.7     references   to  statutes  or  provisions  of  statutes  are
                    references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

          1.2.8     words  and  expressions  defined  in the  Master  Agreement,
                    unless  the  context  otherwise  requires,   have  the  same
                    meaning;

          1.2.9 references to a Bank or to the Agent include its successors, transferees and assignees;

          1.2.10    references to times of day are to London time.

       1.3    Offer letter

          This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between the Agent or any of the Banks and the Borrower or their representatives prior to the date of this Agreement.

2      The Loan and its Purpose

       2.1 Agreement to lend Subject to the terms and conditions of this Agreement, and in reliance on each of the representations and warranties made or to be made in or in accordance with each of the Security Documents, each of the Banks agrees to advance to the Borrower an aggregate amount not exceeding the Maximum Loan Amount to be used by the Borrower for the purpose referred to in Recital
              (B).

       2.2 Advance of the Loan Subject to satisfaction by the Borrower of the conditions set out in Clause 3.1, the Loan shall be advanced to the Borrower in one amount by such method of funds transfer as the Banks and the Borrower shall agree. The Loan shall be advanced in Dollars on a Business Day, provided that the Borrower shall have given to the Agent not more than ten and not fewer than three Business Days' notice (or such lesser period of notice as the Agent may accept in its discretion) in writing materially in the form set out in Appendix A of the required Drawdown Date. The Drawdown Notice once given shall be irrevocable and shall constitute a warranty by the Borrower that:-

          2.2.1     all  conditions  precedent  to the  advance of the Loan will
                    have  been   satisfied  on  or  before  the  Drawdown   Date
                    requested;

          2.2.2 no Event of Default or Potential Event of Default will then have occurred;

          2.2.3 no Event of Default or Potential Event of Default will result from the advance of the Loan; and

          2.2.4 there has been no material adverse change in the business, affairs or financial condition of any of the Security Parties from that pertaining at the date of this Agreement.

          The Agent shall promptly notify each Bank of the receipt of the Drawdown Notice, following which each Bank will make, subject to the provisions of Clause 3, its Proportionate Share of the amount of the Loan available to the Borrower through the Agent on the Drawdown Date requested.

       2.3    Availability   Termination   Date  No  Bank  shall  be  under  any
              obligation to advance all or any part of the Loan after the Availability Termination Date.

       2.4 Several obligations The obligations of the Banks under this Agreement are several. The failure of a Bank to perform its obligations under this Agreement shall not affect the obligations of the Borrower to the Agent or to the other Banks, nor shall the Agent or any other Bank be liable for the failure of a Bank to perform any of its obligations under or in connection with this Agreement.

       2.5 Application of Loan Without prejudice to the obligations of the Borrower under this Agreement, neither the Banks nor the Agent shall be obliged to concern itself with the application of the Loan by the Borrower.

       2.6 Loan and control accounts The Borrower will open and maintain with the Agent such loan and control accounts as the Agent shall in its discretion consider necessary or desirable.

       2.7 Interest several Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Instructing Group) the interest of the Banks is several and the amount due to any Bank is separate and independent debt.

       2.8 General terms and conditions In addition to the terms and conditions set-out in this Loan Agreement the General Terms and Conditions of the Agent will apply.

3      Conditions Precedent and Subsequent

       3.1 Conditions Precedent Before any Bank shall have any obligation to advance any part of the Loan, the Borrower shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:-

          3.1.1 Evidence of incorporation Such evidence as the Agent may reasonably require that each Security Party is duly incorporated in its country of incorporation and remains in existence and, where appropriate, in good standing, with power to enter into, and perform its obligations under, those of the Security Documents to which it is, or is intended to be, a party, including (without limitation) a copy, certified by a director or the secretary of the Security Party in question as true, complete, accurate and unamended, of all documents establishing or limiting the constitution of each Security Party.

          3.1.2 Corporate authorities A copy, certified by a director or the secretary of the Security Party in question as true, complete, accurate and neither amended nor revoked, of a resolution of the directors and a resolution of the shareholders of each Security Party (together, where appropriate, with signed waivers of notice of any directors' or shareholders' meetings) approving, and authorising or ratifying the execution of, those of the Security Documents to which that Security Party is or is intended to be a party and all matters incidental thereto.

          3.1.3 Officer's certificate A certificate signed by a duly authorised officer of each of the Security Parties setting out the names of the directors, officers and shareholders of that Security Party.

          3.1.4 Power of attorney The notarially attested and legalised power of attorney of each of the Security Parties under which any documents are to be executed or transactions undertaken by that Security Party.

          3.1.5 Vessel documents Photocopies, certified as true, accurate and complete by a director or the secretary of the Borrower, of:-

                    (a) the Charter and/or any other contract of employment of the Vessel which will be in force on the Drawdown Date and must be reviewed and accepted by the Agent;

                    (c) the management agreement between the Borrower and the Managers relating to the Vessel;

                    (d)  the  Vessel's  current  Safety   Construction,   Safety
                         Equipment, Safety Radio, Oil Pollution Prevention, International Tonnage and Load Line Certificates;

                    (e)  the   Vessel's   current   Certificate   of   Financial
                         Responsibility issued pursuant to the United States Oil Pollution Act 1990;

                    (f) the Vessel's International Ship Security Certificate issued pursuant to the ISPS Code;

                    (g)  the Vessel's current SMC; and

                    (h)  the Company's current DOC;

                    (i)  the Vessel's current IAPPC;

                    in each case together with all addenda, amendments or supplements.

          3.1.6 Evidence of ownership Certificate(s) of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) at the Vessel's port of registry confirming that the Vessel is on the Drawdown Date owned by the Borrower and free of registered Encumbrances.

          3.1.7 Evidence of insurance Evidence that the Vessel is, or will from the Drawdown Date be, insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with the written approval of the Insurances by an insurance adviser appointed by the Agent (at the cost of the Borrower) confirming (inter alia) that the required Insurances have been placed and are acceptable to the Agent and that the underwriters are acceptable to the Agent.

          3.1.8 Confirmation of class A Certificate of Confirmation of Class for hull and machinery confirming that the Vessel is classed with the highest class applicable to Vessel of her type with Nippon Kaiji Kyokai free and clear of all overdue recommendations or such other classification society as may be acceptable to the Agent.

          3.1.9 Survey reports The latest annual survey and class status reports prepared by surveyors instructed by the class society for the Vessel (namely Nippon Kaiji Kyokai), and at the cost of the Borrower, confirming the condition of the Vessel, such condition to be in all respects acceptable to the Agent.

          3.1.10 Valuations A valuation of the Vessel addressed to the Agent from two Approved Brokers appointed by the Agent and approved by the Borrower certifying a value for the Vessel, assessed in such manner as the Agent may require, acceptable to the Agent and at the cost of the Borrower.

          3.1.11 The Security Documents The Security Documents, together with all notices and other documents required by any of them, duly executed and, in the case of the Mortgage, registered with first priority through the Registrar of Ships (or equivalent official) at the Vessel's port of registry.

          3.1.12    Drawdown Notice A Drawdown Notice.

          3.1.13 Process agent A letter from HTD, Irongate House, Duke's Place, London, EC3A 7LP, United Kingdom, accepting their appointment by each of the Security Parties as agent for service of Proceedings pursuant to the Security Documents.

          3.1.14 Mandates Such duly signed forms of mandate, and/or other evidence of opening of the Accounts, as the Agent or any of the Banks may require.

          3.1.15 Fee Payment of the fee due from the Borrower to the Banks pursuant to the terms of Clause 8 or any other provision of the Security Documents.

          3.1.16 Legal opinions Confirmation satisfactory to the Agent that all legal opinions required by the Agent will be given substantially in the form required by the Agent.

       3.2 Conditions Subsequent The Borrower undertakes to deliver or to cause to be delivered to the Agent, in the case of Clause 3.2.1 not later than three days after the Drawdown Date and, in the case of Clauses 3.2.2 and 3.2.3 not later than two weeks after the Drawdown Date, the following additional documents and evidence:-

          3.2.1 Evidence of registration Evidence of permanent registration of the Vessel and the Mortgage (with first priority) with the Registrar of Ships (or equivalent official) at the Vessel's port of registry.

          3.2.2 Letters of undertaking Letters of undertaking as required by the Security Documents in form and substance acceptable to the Agent including, without limitation confirmation notices of assignment of Insurances, notices of cancellation and loss payable clause in form and substance acceptable to the Agent.

          3.2.3 Legal opinions Such legal opinions as the Agent shall require.

          3.2.4 Companies Act registrations Evidence that the prescribed particulars of the Corporate Guarantee have been delivered to the Registrar of Companies of the United States of America within the statutory time limit.

          3.2.5     Master's receipt The master's receipt for the Mortgage.

       3.3 No waiver If the Banks in their sole discretion agree to advance the Loan to the Borrower before all of the documents and evidence required by Clause 3.1 have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Agent no later than five (5) Business Days, and the Banks' advance of the Loan shall not be taken as a waiver of the Agent's right to require production of all the documents and evidence required by Clause 3.1.

       3.4 Form and content All documents and evidence delivered to the Agent pursuant to this Clause shall:-

          3.4.1     be in form and substance acceptable to the Agent;

          3.4.2 be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent;

          3.4.3 if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

       3.5 Event of Default No Bank shall be under any obligation to advance any part of the Loan nor to act on any Drawdown Notice if, at the date of the Drawdown Notice or at the date on which the advance of the Loan is requested in the Drawdown Notice, an Event of Default or Potential Event of Default shall have occurred, or if an Event of Default or Potential Event of Default would result from the advance of the Loan.

4      Representations and Warranties

       The Borrower represents and warrants to the Agent at the date of this Agreement and (by reference to the facts and circumstances then pertaining) at the date of the Drawdown Notice, at the Drawdown Date and at each Interest Payment Date as follows:-

       4.1 Incorporation and capacity Each of the Security Parties is a body corporate duly constituted and existing and (where applicable) in good standing under the law of its country of incorporation, in each case with perpetual corporate existence and the power to sue and be sued, to own its assets and to carry on its business, and all of the corporate shareholders (if any) of each Security Party are duly constituted and existing under the laws of their countries of incorporation with perpetual corporate existence and the power to sue and be sued, to own their assets and to carry on their business.

       4.2 Solvency None of the Security Parties is insolvent or in liquidation or administration or subject to any other insolvency procedure, and no receiver, administrative receiver, administrator, liquidator, trustee or analogous officer has been appointed in respect of any of the Security Parties or all or any part of their assets.

       4.3 Binding obligations The Security Documents when duly executed and delivered will constitute the legal, valid and binding obligations of the Security Parties enforceable in accordance with their respective terms.

       4.4 Satisfaction of conditions All acts, conditions and things required to be done and satisfied and to have happened prior to the execution and delivery of the Security Documents in order to constitute the Security Documents the legal, valid and binding obligations of the Security Parties in accordance with their respective terms have been done, satisfied and have happened in compliance with all applicable laws.

       4.5 Registrations and consents With the exception only of the registrations referred to in Clause 3.2.1, all (if any) consents, licences, approvals and authorisations of, or registrations with or declarations to, any governmental authority, bureau or agency which may be required in connection with the execution, delivery, performance, validity or enforceability of the Security Documents have been obtained or made and remain in full force and effect and the Borrower is not aware of any event or circumstance which could reasonably be expected adversely to affect the right of any of the Security Parties to hold and/or obtain renewal of any such consents, licences, approvals or authorisations.

       4.6 Disclosure of material facts The Borrower is not aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower.

       4.7 No material litigation There is no action, suit, arbitration or administrative proceeding pending or to its knowledge about to be pursued before any court, tribunal or governmental or other authority which would, or would be likely to, have a materially adverse effect on the business, assets, financial condition or creditworthiness of any of the Security Parties.

       4.8 No breach of law or contract The execution, delivery and performance of the Security Documents will not contravene any contractual restriction or any law binding on any of the Security Parties or on any shareholder (whether legal or beneficial) of any of the Security Parties, or the constitutional documents of any of the Security Parties, nor result in the creation of, nor oblige any of the Security Parties to create, any Encumbrance over all or any of its assets, with the exception of the Encumbrances created by or pursuant to the Security Documents and, in entering into those of the Security Documents to which it is, or is to be, a party, and in borrowing the Loan, the Borrower is acting for its own account.

       4.9 No deductions The Borrower is not required to make any deduction or withholding from any payment which it may be obliged to make to the Agent or any of the Banks under or pursuant to the Security Documents.

       4.10 No established place of business in the United Kingdom or United States None of the Security Parties (other than the Corporate Guarantor) has, nor will any of them have during the Facility Period, an established place of business in the United Kingdom or the United States of America.

       4.11 Use of Loan The Loan will be used for the purpose specified in Recital (B).

       4.12 Pari passu The obligations of the Borrower under this Agreement are direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated indebtedness of the Borrower with the exception of any obligations which are mandatorily preferred by law and not by contract.

       4.13 No default under any other indebtedness Neither the Borrower nor any other Security Party is (nor would with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof be) in breach of or in default under any agreement relating to any indebtedness to which it is a party or by which it may be bound.

       4.14 Information The information, exhibits and reports furnished by any Security Party to the Agent in connection with the negotiation and preparation of the Security Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein; to the best knowledge of the Borrower there are no other facts the omission of which would make any fact or statement therein misleading.

       4.15 No material adverse change There has been no material adverse change in the financial position of the Borrower or any other Security Party from that described to the Agent in the negotiation of this Agreement.

       4.16 Environment Except as may already have been disclosed by the Borrower in writing to, and acknowledged in writing by, the Agent, the Borrower represents and warrants to the Agent as follows:

          4.16.1 the Borrower and (to the best of the Borrower's knowledge) its Environmental Affiliates have without limitation complied with the provisions of applicable Environmental Laws, except where non-compliance would not have a Material Adverse Effect;

          4.16.2 the Borrower and (to the best of the Borrower's knowledge) its Environmental Affiliates have obtained all requisite Environmental Approvals and are in compliance with such Environmental Approvals, except where the failure to obtain or comply with any such Environmental Approvals would not have a Material Adverse Effect;

          4.16.3 neither the Borrower nor (to the best of the Borrower's knowledge) any of its Environmental Affiliates have received notice of any Environmental Claim which alleges that the Borrower is not in compliance with applicable Environmental Laws or Environmental Approvals, where such non-compliance would have a Material Adverse Effect;

          4.16.4    there  is  no   Environmental   Claim  pending  or,  to  the
                    Borrower's knowledge, threatened which would have a Material Adverse Effect; and

          4.16.5 to the best of the Borrower's knowledge, there has been no Release of Material of Environmental Concern except where the event would not have a Material Adverse Effect.

5      Repayment and Prepayment

       5.1 Repayment The Borrower agrees to repay the Loan to the Agent as agent for the Banks by twenty three (23) consecutive quarterly Repayment Instalments, the first twenty two (22) such Repayment Instalments in the sum of two hundred and sixty five hundred thousand Dollars ($265,000) each and the twenty third (23rd) and final Repayment Instalment in the sum of two million four hundred and twenty thousand Dollars ($2,420,000) (consisting of an instalment of two hundred and sixty five hundred thousand Dollars ($265,000) and a balloon payment of two million one hundred and fifty five thousand Dollars ($2,155,000) ("the Balloon Payment")) the first Repayment Date being the date which is three calendar months after the Drawdown Date and subsequent Repayment Dates being at consecutive intervals of three calendar months thereafter and the final Repayment Instalment shall be due and payable on the Final Maturity Date.

       5.2 Reduction of Repayment Instalments If the aggregate amount advanced to the Borrower is less than the Maximum Loan Amount, the amount of each Repayment Instalment shall be reduced pro rata to the amount actually advanced.

       5.3 Voluntary Prepayment The Borrower may without any premium or penalty prepay the Loan in whole or in part in minimum amounts equal to one hundred thousand Dollars ($100,000) or an integral multiple of that amount (or as otherwise may be agreed by the Agent) provided that it has first given to the Agent not fewer than fifteen (15) days' prior written notice expiring on a Business Day of its intention to do so. Any notice pursuant to this Clause once given shall be irrevocable and shall oblige the Borrower to make the prepayment referred to in the notice on the Business Day specified in the notice, together with all interest accrued on the amount prepaid up to and including that Business Day.

       5.4 Prepayment indemnity If the Borrower shall, subject always to Clause 5.3, make a prepayment on a Business Day other than the last day of an Interest Period, it shall, in addition to the amount prepaid and accrued interest, pay to the Agent any amount which the Agent may certify is necessary to compensate the Agent and the Banks for any Break Costs incurred by the Agent or any of the Banks as a result of the making of the prepayment in question.

       5.5 Application of prepayments Any prepayment pursuant to Clause 5.3 in an amount less than the Indebtedness shall be applied in satisfaction or reduction first of any costs and other amounts outstanding; secondly of all interest outstanding; and thirdly pro rata against the outstanding Repayment Instalments (including the Balloon Payment).

       5.6 No reborrowing No amount repaid or prepaid pursuant to this Agreement may in any circumstances be reborrowed.

       5.7 Mandatory Prepayment - sale or Total Loss of Vessel In the event of the Vessel being sold or becoming a Total Loss, the Indebtedness shall be repaid in full. In the case of a sale or disposal of the Vessel, the proceeds of such sale or disposal of the Vessel shall be used to repay the Indebtedness immediately upon the date of such sale or disposal of the Vessel. In the case of a Total Loss of theVessel, the proceeds of the Insurances of the Vessel shall be used to prepay the Indebtedness on the earlier of the date on which Insurance proceeds are received by the Borrower and the date which is ninety (90) days after the date on which the Vessel was declared a Total Loss.

6      Interest

       6.1 Interest Periods The period during which the Loan shall be outstanding pursuant to this Agreement shall be divided into consecutive Interest Periods of one, three six, nine or twelve months' duration, as selected by the Borrower by written notice to the Agent not later than 11.00 a.m. on the third Business Day before the beginning of the Interest Period in question, or such other duration as may be agreed by the Agent in its discretion.

       6.2 Beginning and end of Interest Periods The first Interest Period shall begin on the Drawdown Date, and the final Interest Period shall end on the Repayment Date applicable to the final Repayment Instalment.

       6.3 Interest Periods to meet Repayment Dates If the Borrower shall select, or the Borrower and the Banks shall agree, an Interest Period which does not expire on the next Repayment Date, there shall, in respect of each part of the Loan equal to a Repayment Instalment falling due for payment before the expiry of that Interest Period, be a separate Interest Period which shall expire on the relevant Repayment Date, and the Interest Period selected or agreed shall apply to the balance of the Loan only.

       6.4 Interest rate During each Interest Period interest shall accrue on the Loan at the rate determined by the Agent to be the aggregate of (a) the Margin and (b) LIBOR determined at or about 11.00 a.m. on the second Business Day prior to the beginning of that Interest Period.

       6.5 Failure to select Interest Period If the Borrower at any time fails to select or to agree an Interest Period in accordance with Clause 6.1, the interest rate applicable after the expiry of the then current Interest Period shall be the rate determined by the Agent in accordance with Clause 6.4 for consecutive Interest Periods each of such duration (not exceeding six months) as the Agent may in its discretion select.

       6.6 Accrual and payment of interest Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed and shall be paid by the Borrower to the Agent on the last day of each Interest Period and additionally, during any Interest Period exceeding three months, on the last day of each successive three month period after the beginning of that Interest Period.

       6.7 Ending of Interest Periods Each Interest Period shall, subject to Clauses 6.2 and 6.3, end on the date which numerically corresponds to the date on which the immediately preceding Interest Period ended (or, in the case of the first Interest Period, to the Drawdown Date) in the calendar month which is the number of months selected or agreed after the calendar month in which the immediately preceding Interest Period ended (or, in the case of the first Interest Period, in which the Drawdown Date occurred), except that:-

          6.7.1 if there is no numerically corresponding date in the calendar month in which the Interest Period ends, the Interest Period shall end on the last Business Day in that calendar month; and

          6.7.2 if any Interest Period would end on a day which is not a Business Day, that Interest Period shall end on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month, in which event the Interest Period in question shall end on the next preceding Business Day).

          Any adjustment made pursuant to Clause 6.7.1 or 6.7.2 shall be ignored for the purpose of determining the date on which any subsequent Interest Period shall end.

       6.8 Default Rate If an Event of Default shall occur, the whole of the Indebtedness shall, from the date of the occurrence of the Event of Default, bear interest up to the date of actual payment (both before and after judgment) at the Default Rate, compounded at such intervals as the Agent shall in its discretion determine, which interest shall be payable from time to time by the Borrower to the Agent on demand.

       6.9 Determinations conclusive Each determination of an interest rate made by the Agent in accordance with Clause 6 shall (save in the case of manifest error or on any question of law) be final and conclusive.

7      The Master Agreement

       7.1 Purpose The Agent and the Borrower have entered, and/or may during the Facility Period enter, into one or more Transactions pursuant to a Master Agreement, the terms and conditions of each of which are or will be specified in a Confirmation sent by the Agent to the Borrower.

       7.2 Additional Termination Event If the Loan is for any reason not advanced to the Borrower on or before the Availability Termination Date, and the Agent and the Borrower have entered into any Transactions on or before the Availability Termination Date, for the purposes of the Master Agreement an Additional Termination Event (with the Agent as the Affected Party) shall be deemed to have occurred on the Availability Termination Date.

       7.3 Adjustment of Notional Amounts If the aggregate amount of the Loan actually advanced by the Banks to the Borrower is less than the Notional Amount (or the aggregate Notional Amounts) of the Hedging Transactions entered into on or before the Drawdown Date, the obligations of the Borrower in respect of those Hedging Transactions shall, unless otherwise agreed by the Agent, be calculated, so far as the Agent considers it practicable to do so, by reference to a Notional Amount (or aggregate Notional Amounts) equal to the amount of the Loan actually advanced, reduced on each Repayment Date by the amount of the Repayment Instalment due on that Repayment Date, adjusted if necessary in accordance with Clause 5.2.

       7.4 Effect of prepayment If the Borrower, subject always to Clause 5, prepays part of the Loan (whether pursuant to Clause 5, Clause
              11.2.5 or any other provision of this Agreement), and the amount of the Loan remaining outstanding after application of that prepayment is less than the Notional Amount (or the aggregate Notional Amounts) of the Hedging Transactions then in effect (reduced, if appropriate, in accordance with the Confirmations relating to those Hedging Transactions), the obligations of the Borrower in respect of those Hedging Transactions shall, unless otherwise agreed by the Agent, be calculated, so far as the Agent considers it practicable to do so, by reference to a Notional Amount (or aggregate Notional Amounts) equal to the amount of the Loan remaining outstanding after application of the prepayment in question, reduced on each Repayment Date by the amount of the Repayment Instalment due on that Repayment Date after taking into account the application of the prepayment.

       7.5 Authority In order to give effect to Clauses 7.3 and 7.4, or in the event of voluntary or mandatory prepayment by the Borrower of the whole of the Loan, the Borrower irrevocably authorises the Agent to amend, restructure, unwind, cancel, net out, terminate, liquidate, transfer or assign any of the rights and/or obligations created pursuant to the Master Agreement in respect of those Hedging Transactions, and/or to enter into any other interest rate exchange and/or hedging transaction or commitment with the Borrower or with any other counterparty approved by the Agent.

       7.6 Termination of Transactions If the exercise of the Agent's rights under Clause 7.5 results in the termination of any Transaction, that Transaction shall, for the purposes of the Master Agreement (including, without limitation, section 6(e)(i) of the Master Agreement) be treated as a Terminated Transaction resulting from an Event of Default by the Borrower.

       7.7 Indemnity The Borrower will indemnify the Agent from time to time on demand in respect of all liabilities, losses, costs or expenses suffered, incurred or sustained by the Agent arising in any way in relation to the exercise by the Agent of its rights under this Clause, or arising in any way from any other termination, cancellation, unwinding or restructuring of any Transaction, together (in each case) with interest at the Default Rate from the date of the Agent's demand until the date on which the Agent receives payment or reimbursement, before or after any relevant judgment.

8      Fee

       The Borrower shall pay to or to the order of the Agent on the date of this Agreement an arrangement fee in an amount equal to forty one thousand two hundred and fifty Dollars ($41,250).

9      Security Documents

       As security for the repayment of the Indebtedness, the Borrower shall execute and deliver to the Agent or cause to be executed and delivered to the Agent, on or before the Drawdown Date, the following Security Documents in such forms and containing such terms and conditions as the Agent shall require:-

       9.1 the Mortgage a first preferred Marshall Islands ship mortgage over the Vessel;

       9.2 the Assignment a deed of assignment of the Insurances, Earnings, Charter Rights and Requisition Compensation of the Vessel;

       9.3 the Corporate Guarantee the guarantee and indemnity of the Corporate Guarantor;

       9.4 the Accounts Security Deed an accounts security deed in respect of all amounts from time to time standing to the credit of the Accounts; and

       9.5 Manager's Undertakings an undertaking from the Managers in respect of the Vessel and the Borrower.

10     Agency and Trust

       10.1 Appointment Each of the Banks appoints the Agent its agent for the purpose of administering the Loan and the Security Documents.

       10.2 Authority Each of the Banks irrevocably authorises the Agent (subject to Clauses 10.4 and 10.19):-

          10.2.1    to  execute  the   Security   Documents   (other  than  this
                    Agreement) in its capacity as Agent;

          10.2.2    to collect, receive, release or pay any money on its behalf;

          10.2.3 acting on the instructions from time to time of an Instructing Group to give or withhold any waivers, consents or approvals under or pursuant to any of the Security Documents;

          10.2.4 acting on the instructions from time to time of and Instructing Group to exercise, or refrain from exercising, any discretions under or pursuant to any of the Security Documents; and

          10.2.5 to enforce the Security Documents on its behalf acting on its instructions.

          The Agent shall have no duties or responsibilities as agent or as security trustee other than those expressly conferred on it by the Security Documents and shall not be obliged to act on any instructions from the Banks or an Instructing Group if to do so would, in the opinion of the Agent, be contrary to any provision of the Security Documents or to any law, or would expose the Agent to any actual or potential liability to any third party.

       10.3 Trust The Agent agrees and declares, and each of the Banks acknowledges, that, subject to the terms and conditions of this Clause, the Agent holds the Trust Property on trust for the Banks, in accordance with their respective Proportionate Shares, absolutely. Each of the Banks agrees that the obligations, rights and benefits vested in the Agent in its capacity as security trustee shall be performed and exercised in accordance with this Clause. The Agent in its capacity as security trustee shall have the benefit of all of the provisions of this Agreement benefitting it in its capacity as agent for the Banks, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:-

          10.3.1 the Agent (and any attorney, agent or delegate of the Agent) may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Agent or any other such person by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents; and

          10.3.2 the Banks acknowledge that the Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and

          10.3.3 the Agent and the Banks agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of eighty years from the date of this Agreement.

       10.4 Limitations on authority Except with the prior written consent of each of the Banks, the Agent shall not be entitled to :-

          10.4.1 release or vary any security given for the Borrower's obligations under this Agreement; nor

          10.4.2 waive the payment of any sum of money payable by any of the Security Parties under the Security Documents; nor

          10.4.3 change the meaning of the expressions "Instructing Group" or "Margin"; nor

          10.4.4 exercise, or refrain from exercising, any discretion, or give or withhold any consent, the exercise or giving of which is, by the terms of this Agreement, expressly reserved to the Banks; nor

          10.4.5 extend the due date for the payment of any sum of money payable by any of the Security Parties under the Security Documents; nor

          10.4.6 take or refrain from taking any step if the effect of such action or inaction may lead to the increase of the obligations of a Bank under any of the Security Documents; nor

          10.4.7 agree to change the currency in which any sum is payable under the Security Documents (other than in accordance with the terms of the Security Documents); nor

          10.4.8    agree to change the covenants contained in Clause 11.2; nor

          10.4.9    agree to amend this Clause 10.4.

       10.5 Liability Neither the Agent nor any of its directors, officers, employees or agents shall be liable to the Banks for anything done or omitted to be done by the Agent under or in connection with the Security Documents unless as a result of the Agent's wilful misconduct or gross negligence.

       10.6   Acknowledgement Each of the Banks acknowledges that:-

          10.6.1 it has not relied on any representation made by the Agent or any of the Agent's directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Agent to induce it to enter into any of the Security Documents;

          10.6.2 it has made and will continue to make without reliance on the Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of the Security Parties in connection with the making and continuation of the Loan;

          10.6.3 it has made its own appraisal of the creditworthiness of the Security Parties;

          10.6.4 the Agent shall not have any duty or responsibility at any time to provide it with any credit or other information relating to any of the Security Parties unless that information is received by the Agent pursuant to the express terms of the Security Documents.

          Each of the Banks agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Agent or against any other person acting or purporting to act on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause.

       10.7   Limitations   on   responsibility   The   Agent   shall   have  no
              responsibility to any of the Security Parties or to the Banks on account of:-

          10.7.1 the failure of a Bank or of any of the Security Parties to perform any of their respective obligations under the Security Documents;

          10.7.2    the financial condition of any of the Security Parties;

          10.7.3 the completeness or accuracy of any statements, representations or warranties made in or pursuant to any of the Security Documents, or in or pursuant to any document delivered pursuant to or in connection with any of the Security Documents;

          10.7.4 the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any of the Security Documents or of any document executed or delivered pursuant to or in connection with any of the Security Documents.

       10.8   The Agent's rights The Agent may:-

          10.8.1 assume that all representations or warranties made or deemed repeated by any of the Security Parties in or pursuant to any of the Security Documents are true and complete, unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

          10.8.2 assume that no Event of Default or Potential Event of Default has occurred unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; and

          10.8.3 rely on any document or Communication believed by it to be genuine; and

          10.8.4 rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; and

          10.8.5 rely as to any factual matters which might reasonably be expected to be within the knowledge of any of the Security Parties on a certificate signed by or on behalf of that Security Party; and

          10.8.6 refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Banks (or, where applicable, by an Instructing Group) and unless and until the Agent has received from the Banks any payment which the Agent may require on account of, or any security which the Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions.

       10.9   The Agent's duties The Agent shall:-

          10.9.1 if requested in writing to do so by a Bank, make enquiry and advise the Banks as to the performance or observance of any of the provisions of the Security Documents by any of the Security Parties or as to the existence of an Event of Default; and

          10.9.2 inform the Banks promptly of any Event of Default of which the Agent has actual knowledge.

       10.10 No deemed knowledge The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any of the Security Parties or actual knowledge of the occurrence of any Event of Default or Potential Event of Default unless a Bank or any of the Security Parties shall have given written notice thereof to the Agent in its capacity as the Agent. Any information acquired by the Agent other than specifically in its capacity as the Agent shall not be deemed to be information acquired by the Agent in its capacity as the Agent.

       10.11 Other business The Agent may, without any liability to account to the Banks, generally engage in any kind of banking or trust business with any of the Security Parties or any of their respective subsidiaries or associated companies or with a Bank as if it were not the Agent.

       10.12 Indemnity The Banks shall, promptly on the Agent's request, reimburse the Agent in their respective Proportionate Shares, for, and keep the Agent fully indemnified in respect of:-

          10.12.1 all amounts payable by the Borrower to the Agent pursuant to Clause 18.2 to the extent that those amounts are not paid by the Borrower;

          10.12.2 all liabilities, damages, costs and claims sustained or incurred by the Agent in connection with the Security Documents, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any of the Security Documents; or in connection with any action taken or omitted by the Agent under or pursuant to any of the Security Documents, unless in any case those liabilities, damages, costs or claims arise solely from the Agent's wilful misconduct or gross negligence.

       10.13 Employment of agents In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Security Documents, the Agent shall be entitled to employ and pay agents to do anything which the Agent is empowered to do under or pursuant to the Security Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give such opinion, advice or information.

       10.14 Distribution of payments The Agent shall pay promptly to the order of each of the Banks that Bank's Proportionate Share of every sum of money received by the Agent pursuant to the Security Documents or the Mortgagees' Insurances (with the exception of any amounts payable pursuant to Clause 8 and any amounts which, by the terms of the Security Documents, are paid to the Agent for the account of the Agent alone or specifically for the account of one or more Banks) and until so paid such amount shall be held by the Agent on trust absolutely for that Bank.

       10.15 Reimbursement The Agent shall have no liability to pay any sum to a Bank until it has itself received payment of that sum. If, however, the Agent does pay any sum to a Bank on account of any amount prospectively due to that Bank pursuant to Clause 10.14 before it has itself received payment of that amount, and the Agent does not in fact receive payment within five Business Days after the date on which that payment was required to be made by the terms of the Security Documents or the Mortgagees' Insurances, each Bank receiving any such payment will, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for any amount which the Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Security Documents or the Mortgagees' Insurances and ending on the date on which the Agent receives reimbursement.

       10.16 Redistribution of payments Unless otherwise agreed between the Banks and the Agent, if at any time a Bank receives or recovers by way of set-off, the exercise of any lien or otherwise (other than from any assignee or transferee of or sub-participant in that Bank's Commitment), an amount greater than that Bank's Proportionate Share of any sum due from any of the Security Parties under the Security Documents (the amount of the excess being referred to in this Clause as the "Excess Amount") then:-

          10.16.1 that Bank shall promptly notify the Agent (which shall promptly notify each other Bank);

          10.16.2 that Bank shall pay to the Agent an amount equal to the Excess Amount within ten days of its receipt or recovery of the Excess Amount; and

          10.16.3 the Agent shall treat that payment as if it were a payment by the Security Party in question on account of the sum owed to the Banks as aforesaid and shall account to the Banks in respect of the Excess Amount in accordance with the provisions of this Clause.

       However, if a Bank has commenced any Proceedings to recover sums owing to it under the Security Documents and, as a result of, or in connection with, those Proceedings has received an Excess Amount, the Agent shall not distribute any of that Excess Amount to any other Bank which had been notified of the Proceedings and had the legal right to, but did not, join those Proceedings or commence and diligently prosecute separate Proceedings to enforce its rights in the same or another court.

       10.17 Rescission of Excess Amount If all or any part of any Excess Amount is rescinded or must otherwise be restored to any of the Security Parties or to any other third party, the Banks which have received any part of that Excess Amount by way of distribution from the Agent pursuant to this Clause shall repay to the Agent for the account of the Bank which originally received or recovered the Excess Amount, the amount which shall be necessary to ensure that the Banks share rateably in accordance with their Proportionate Shares in the amount of the receipt or payment retained, together with interest on that amount at a rate equivalent to that (if any) paid by the Bank receiving or recovering the Excess Amount to the person to whom that Bank is liable to make payment in respect of such amount, and Clause
              10.16.3 shall apply only to the retained amount.

       10.18 Proceedings Each of the Banks and the Agent shall notify one another of the proposed commencement of any Proceedings under any of the Security Documents prior to their commencement.

       10.19 Instructions Where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Banks or of an Instructing Group each of the Banks shall provide the Agent with instructions within three Business Days of the Agent's request (which request may be made orally or in writing). If a Bank does not provide the Agent with instructions within that period, that Bank shall be bound by the decision of the Agent. Nothing in this Clause shall limit the right of the Agent to take, or refrain from taking, any action without obtaining the instructions of the Banks or an Instructing Group if the Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Banks under or in connection with the Security Documents. In that event, the Agent will notify the Banks of the action taken by it as soon as reasonably practicable, and the Banks agree to ratify any action taken by the Agent pursuant to this Clause.

       10.20 Communications Any Communication under this Clause shall be given, delivered, made or served, in the case of the Agent (in its capacity as Agent or as one of the Banks), and in the case of the other Banks, at the address or fax number indicated in Schedule 1.

       10.21 Payments All amounts payable to a Bank under this Clause shall be paid to such account at such bank as that Bank may from time to time direct in writing to the Agent.

       10.22 Retirement Subject to a successor acceptable to the Borrower being appointed in accordance with this Clause, the Agent may retire as agent and/or security trustee at any time without assigning any reason by giving to the Borrower and the Banks notice of its intention to do so, in which event the following shall apply:-

          10.22.1 the Banks may within thirty days after the date of the Agent's notice appoint a successor to act as agent and/or security trustee or, if they fail to do so, the Agent may appoint any other bank or financial institution as its successor;

          10.22.2   the   resignation   of   the   Agent   shall   take   effect
                    simultaneously with the appointment of its successor on written notice of that appointment being given to the Borrower and the Banks;

          10.22.3 the Agent shall thereupon be discharged from all further obligations as agent and/or security trustee but shall remain entitled to the benefit of the provisions of this Clause;

          10.22.4 the Agent's successor and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been a party to this Agreement.

       10.23 No fiduciary relationship Except as provided in Clauses 10.3 and 10.14, the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for a Bank and nothing contained in any of the Security Documents shall constitute a partnership between any two or more Banks or between the Agent and any Bank.

       10.24 The Agent as a Bank The expression "the Banks" when used in the Security Documents includes the Agent in its capacity as one of the Banks. The Agent shall be entitled to exercise its rights, powers, discretions and remedies under or pursuant to the Security Documents in its capacity as one of the Banks in the same manner as any other Bank and as if it were not also the Agent.

       10.25 The Agent as security trustee Unless the context otherwise requires, the expression "the Agent" when used in the Security Documents includes the Agent acting in its capacities both as agent and security trustee.

11     Covenants

       11.1   Negative covenants

              The Borrower will not without the Agent's prior written consent:-

          11.1.1 no disposals or third party rights dispose of or create or permit to arise or continue any Encumbrance or other third party right on or over all or any part of its present or future assets or undertaking (including, without limitation, any of its rights under or in connection with the Master Agreement and any amount at any time payable by it to the Agent under or pursuant to the Master Agreement); nor

          11.1.2 no borrowings borrow any money or incur any obligations under leases, except monies borrowed under this Agreement or from shareholders and/or affiliates, which shall be subordinated to the Agent; nor

          11.1.3    no repayments repay any loans made to it; nor

          11.1.4 no substantial liabilities except in the ordinary course of business, incur any liability to any third party which is in the opinion of the Agent of a substantial nature; nor

          11.1.5 no dealings with Master Agreement assign, novate or in any other way transfer any of its rights or obligations under or pursuant to the Master Agreement, nor enter into any interest rate exchange or hedging agreement with anyone other than the Agent, nor any other agreement or commitment the effect of which is, in the opinion of the Agent, materially to prejudice the hedging of the Borrower's interest rate risk effected by the Hedging Transactions from time to time entered into between the Borrower and the Agent; nor

          11.1.6 no other business engage in any business other than the ownership, operation, chartering and management of the Vessel; nor

          11.1.7 no loans or other financial commitments make any loan nor enter into any guarantee or indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person; nor

          11.1.8 no sale of Vessel sell or otherwise dispose of the Vessel or any shares in the Vessel nor agree to do so; nor

          11.1.9 no chartering after Event of Default following the occurrence and during the continuation of an Event of Default let the Vessel on charter or renew or extend any charter or other contract of employment of the Vessel (nor agree to do so); nor

          11.1.10 no change in Vessel's managers appoint anyone other than the Managers as commercial or technical managers of the Vessel, nor terminate or materially vary the arrangements for the commercial or technical management of the Vessel, nor permit the Managers to sub-contract or delegate the commercial or technical management of the Vessel to any third party; nor

          11.1.11 no change in ownership or control permit any change in the Borrower's and/or the Corporate Guarantor's intermediate or ultimate beneficial ownership and control from that advised to the Agent at the date of this Agreement; nor

          11.1.12 negative pledge permit any Encumbrance (other than in favour of the Banks) to subsist, arise or be created or extended over all or any part of its present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness or other liability or obligation of the Borrower or any other person; nor

          11.1.13   no merger merge or consolidate with any other person; nor

          11.1.14 acquisitions acquire any further assets other than the Vessel and rights arising under contracts entered into by or on behalf of the Borrower in the ordinary course of its business of owning, operating and chartering the Vessel; nor

          11.1.15 other obligations incur any obligations except for obligations arising under the Security Documents or contracts entered into in the ordinary course of its business of owning, operating and chartering the Vessel; nor

          11.1.16 guarantees it will not issue any guarantees or indemnities or otherwise become directly or contingently liable for the obligations of any person, firm, or corporation except pursuant to the Security Documents and except for guarantees or indemnities from time to time required in the ordinary course by any protection and indemnity or war risks association with which the Vessel is entered, guarantees required to procure the release of the Vessel from any arrest, detention, attachment or levy or guarantees or undertakings required for the salvage of the Vessel.

       11.2   Positive covenants

          11.2.1 Registration of Vessel The Borrower undertakes to maintain the registration of the Vessel under the flag referred to in Recital (A) for the duration of the Facility Period.

          11.2.2 Provision of valuation certificate The Agent will within the last ninety (90) days of each calendar year commencing after the Drawdown Date obtain at the Borrower's expense a valuation certificate addressed to the Agent from two Approved Brokers certifying the market value of the Vessel. Such valuation shall be for the cost of the Borrower once during each period of twelve calendar months during the Facility Period (commencing on the Drawdown Date) and may be made with or without physical inspection of the Vessel (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing seller and a willing buyer and (at the option of the Agent) either free of or subject to any existing charter or other contract of employment. The Agent may obtain additional valuations at any time at its discretion at its own cost (unless there is an Event of Default which is continuing in which case the cost shall be for the Borrower's account).

          11.2.3 Vessel valuations for purposes of Security Documents For the purposes of the Security Documents, the market value of the Vessel shall be the value certified in the last valuation certificate obtained by the Agent pursuant to Clauses 11.2.2 PROVIDED THAT if the Vessel at the date of the Agent's request shall be subject to any charter or other contact of employment or any Encumbrance (other than as created by or pursuant to the Security Documents) the Agent shall for the purpose of the Security Documents, be entitled to deduct from the market value (determined as aforesaid) such sum (if any) as in the Agent's discretion shall represent the amount of the diminution in the market value of the Vessel arising as a result of the existence of such charter or other contract of employment or Encumbrance and in that event, for the purposes of the Security Documents, the market value of the Vessel shall be the said value less any amount so deducted by the Agent.

          11.2.4 Additional security If and so often as the aggregate of the market value of the Vessel (determined by the Agent in accordance with Clause 11.2.3) plus the value of any additional security for the time being provided to the Agent pursuant to this Clause shall be less than (i) one hundred and twenty per centum (120%) of the amount of the Indebtedness for the period commencing on the Drawdown Date and ending on 31 December 2008 and (ii) one hundred and twenty five per centum (125%) of the amount of the Indebtedness for the remainder of the Facility Period, the Borrower will, within thirty days of the request of the Agent to do so, at the Borrower's option:-

                    (a) pay to the Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Banks (or to the Agent on their behalf) as additional security for the payment of the Loan; or

                    (b) give to the Banks other additional security in amount and form acceptable to the Banks in their discretion; or

                    (c) prepay the amount of the Loan which will ensure that the aggregate of the market value of the Vessel (determined as aforesaid) plus the value of any such additional security is not less than (i) one hundred and twenty per centum (120%) of the amount of the Indebtedness for the period commencing on the Drawdown Date and ending on 31 December 2008 and (ii) one hundred and twenty five per centum (125%) of the amount of the Indebtedness for the remainder of the Facility Period.

                    Clauses 5.4, 5.5 and 5.6 shall apply, mutatis mutandis, to any prepayment made pursuant to this Clause and the value of any additional security provided pursuant to this Clause shall be determined by the Agent in its discretion.

          11.2.5 Financial statements The Borrower will supply to the Agent without request:

                    (a) the Borrower's and Corporate Guarantor's annual audited financial statements for each financial year of the Borrower and the Corporate Guarantor ending during the Facility Period, containing (amongst other things) the Borrower's and Corporate Guarantor's profit and loss account for, and balance sheet within one hundred and eighty (180) days after the end of, each such financial year, prepared in accordance with generally accepted accounting principles and practices applicable to companies incorporated in the Borrower's and Corporate Guarantor's country of incorporation consistently applied, and audited by a firm of chartered accountants (or equivalent) acceptable to the Agent and in the case of the Corporate Guarantor consolidated, in each case within one hundred and eighty days of the end of the financial year to which they relate;

                    (b) the Borrower's and Corporate Guarantor's semi-annual audited management accounts and financial statements within ninety days (90) after the end of each financial half year.

          11.2.6 Other information The Borrower will promptly supply and will procure that the Corporate Guarantor supplies to the Agent copies of all financial and other information from time to time given by the Borrower and the Corporate Guarantor to its shareholders and such information and explanations as the Agent may from time to time require in connection with the operation of the Vessel and the Borrower's and the
                    Corporate Guarantor's profit and liquidity based on the applicable laws and regulations and the Agent's own internal guidelines relating to the Agent's verification of the identity and knowledge of its customers, and will procure that the Agent be given the like information and explanations relating to all other Security Parties.

          11.2.7 Evidence of goodstanding The Borrower will from time to time on the request of the Bank provide the Agent with evidence in form and substance satisfactory to the Agent that the Security Parties and all corporate shareholders of any of the Security Parties remain in good standing.

          11.2.8 Evidence of current COFR Without limiting the Borrower's obligations under Clause 11.2.6, and prior to the Vessel entering any location that is subject to the United States Oil Pollution Act 1990 (or any re-enactment thereof), the Borrower shall notify the Agent and the Borrower shall (and shall from time to time whilst the Vessel is situated in such location) at the request of the Agent provide the Agent with such evidence as the Agent may reasonably require that the Vessel has a valid and current Certificate of Financial Responsibility pursuant to the United States Oil Pollution Act 1990.

          11.2.9    ISM Code compliance The Borrower will:-

                    (a) procure that the Vessel remains for the duration of the Facility Period subject to a SMS;

                    (b) maintain a valid and current SMC for the Vessel throughout the Facility Period;

                    (c) if not itself the Company, procure that each Company maintains a valid and current DOC throughout the Facility Period;

                    (d) immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the Vessel's SMC or of the Company's DOC;

                    (e) immediately notify the Agent in writing of any "accident" or "major non-conformity", as each of those terms is defined in the Guidelines on the Implementation of the International Safety Management Code by Administrations adopted by the Assembly of the International Maritime Organisation pursuant to Resolution A.788(19), and of the steps being taken to remedy the situation; and

                    (f) not without the prior written consent of the Agent (which will not be unreasonably withheld) change the identity of the Company.

          11.2.10   ISPS Code compliance The Borrower will:-

                    (a) procure that the Vessel and the Company responsible for the Vessel's compliance with the ISPS Code comply with the ISPS Code; and

                    (b)  maintain for the Vessel  throughout the Facility Period
                         a  valid  and  current   International   Ship  Security
                         Certificate issued under the ISPS Code ("ISSC"); and

                    (c) notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

          11.2.11   Annex VI compliance The Borrower will:

                    (a) for the duration of the Facility Period comply with Annex VI in relation to the Vessel and procure that the Vessel's master and crew are familiar with, and that the Vessel complies with, Annex VI;

                    (b) maintain a valid and current IAPPC for the Vessel throughout the Facility Period and provide a copy to the Agent; and

                    (c) immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the IAPPC of the Vessel.

          11.2.12   Environment  The  Borrower   covenants  with  the  Agent  as
                    follows:

                    (a) it shall comply with all applicable Environmental Laws including, without limitation, requirements relating to the establishment of financial responsibility (and shall require that all Environmental Affiliates of the Borrower comply with all applicable Environmental Laws and obtain and comply with all required Environmental Approvals, which Environmental Laws and Environmental Approvals relate to the Vessel or its operation or its carriage or cargo), except where that non-compliance would not have a Material Adverse Effect;

                    (b) it shall conduct and complete all reasonably necessary investigations, studies, sampling, audits and testings required in connection with any known (or threatened) Release of Materials of Environmental Concern which would have a Material Adverse Effect; and

                    (c) it shall, promptly upon the occurrence of any of the following events, provide to the Agent a certificate of an officer of the Borrower or of the Borrower's agents specifying in detail the nature of the event concerned:-

                         (i) the receipt by the Borrower or any Environmental Affiliate (where the Borrower has knowledge of the receipt) of any Environmental Claim which would have a Material Adverse Effect; or

                         (ii) any (or any  threatened)  Release of  Materials of
                              Environmental Concern which would have a Material Adverse Effect;

                         and upon the written request of the Agent, the Borrower shall submit to the Agent, at reasonable intervals, a report updating the status of any occurrence of an Environmental Claim or a Release of Materials of Environmental Concern, that would have a Material Adverse Effect.

          11.2.13   Inspection   of  records  The   Borrower   will  permit  the
                    inspection of its financial records and accounts from time to time by the Agent or its nominee.

          11.2.14 Pari passu obligations The Borrower will ensure that, throughout the Facility Period, the obligations of the Security Parties under or pursuant to the Security Documents rank at least pari passu with all other existing or future indebtedness, obligations or liabilities of the Security Parties, other than any mandatorily preferred by law.

          11.2.15   Notification   of  Event  of  Default  The   Borrower   will
                    immediately notify the Agent in writing of the occurrence of any Event of Default or Potential Event of Default.

          11.2.16 Not imperil Flag, Ownership, Insurances The Borrower will ensure that the Vessel is maintained and trade in conformity with the laws of the Marshall Islands, of the Borrower or of the nationality of its officers, and in accordance with the requirements of the Insurances and will ensure that nothing is done or permitted to be done which could endanger the flag of the Vessel or its unencumbered (other than Encumbrances in favour of the Banks and/or permitted by this Agreement) ownership or its Insurances.

          11.2.17 Chartering The Borrower will ensure and procure that in the event of the Vessel being employed under a charterparty, the duration of which exceeds twelve (12) months, the Agent shall be furnished forthwith with (a) details of the new employment, (b) (if required by the Agent) a specific charterparty assignment in favour of the Agent of the benefit of such charterparty and (c) a notice of any such assignment addressed to the relevant charterer and endorsed with an acknowledgement of receipt by the relevant charterer, all in form and substance satisfactory to the Agent.

          11.2.18 Earnings The Borrower will ensure and procure that, unless and until directed by the Agent otherwise upon an Event of Default (i) all the Earnings of the Vessel shall be paid to the Earnings Accounts and (ii) the persons from whom the Earnings are from time to time due are irrevocably instructed to pay them to the Earnings Accounts or to such account in the name of the Borrower as shall be from time to time determined by the Agent in accordance with the provisions hereof and of the relevant Security Documents.

          11.2.19 Additional Documents The Borrower will from time to time and within ten (10) days after the Agent's request execute and deliver to the Agent or procure the execution and delivery to the Agent of all such documents as shall be deemed desirable at the reasonable discretion of the Agent for giving full effect to this Agreement, and for perfecting, protecting the value of or enforcing any rights or securities granted to the Agent under any one or more of this Agreement, the other Security Documents and any other documents executed pursuant hereto or thereto and in case that any conditions precedent (with the Agent's consent) have not been fulfilled prior to the Drawdown Date, such conditions shall be complied with within fourteen (14) days of the Drawdown Date (unless the Agent agrees otherwise in writing) and failure to comply with this covenant shall be an Event of Default.

          11.2.20 Physical condition survey of the Vessel and inspection of records The Borrower will permit the Agent to conduct a physical condition survey of the Vessel and to conduct a comprehensive inspection of the class and other records of the Vessel by a surveyor appointed by the Agent (in its discretion) from time to time during the Facility Period and at the Borrower's expense.

          11.2.21 Majority control of Corporate Guarantor The Borrower shall procure that members of the family of the ultimate beneficial shareholder of the Borrower and the Corporate Guarantor shall maintain the majority control over the shares of the Corporate Guarantor.

          11.2.22 Financial covenants of Corporate Guarantor The Borrower and the Corporate Guarantor shall procure that at all times during the Facility Period:

                    (a) the Leverage in relation to the Corporate Guarantor does not exceed 75%; and

                    (b) the Corporate Guarantor shall maintain a minimum Market Adjusted Net Worth (basis book value) of not less than fifteen million Dollars ($15,000,000); and

                    (c) the Corporate Guarantor shall maintain minimum Free Liquidity of not less than three hundred thousand Dollars ($300,000) per Fleet Vessel.

                    The expressions used in this Clause 11.2.22 shall be construed in accordance with law and accounting principles internationally accepted as used in the financial statements produced in accordance with Clause 11.2.5, and for the purposes of this Agreement:

                    "Accounting Information" means the semi-annual financial statements and/or the annual financial statements to be provided by the Borrower and the Corporate Guarantor to the Agent in accordance with Clause 11.2.5.

                    "Accounting Period" means each consecutive period of approximately six months falling during the Facility Period (ending on the last day in June and December of each year) for which semi-annual Accounting Information is required to be delivered pursuant to this Agreement.

                    "Current Assets" means, in respect of the Corporate Guarantor, the aggregate (as of the date of calculation) of the Corporate Guarantor's cash, marketable securities, trade and other receivables realisable within one year, inventories and prepaid expenses which are to be charged to income within one year as well as any other assets listed under the definition of Total Assets as stated in the Accounting Information then most recently required to be delivered pursuant to Clause 11.2.5.

                    "Debt" means the aggregate (as of the date of calculation) of all obligations of the Corporate Guarantor then outstanding for the payment or repayment of money as stated in the Accounting Information then most recently required to be delivered pursuant to Clause 11.2.5 including, without limitation:

                    (a) any amounts payable by the Corporate Guarantor under leases or similar arrangements over their respective periods;

                    (b) any credit to the Corporate Guarantor from a supplier of goods or under any instalment purchase or other similar arrangement;

                    (c) the aggregate amount then outstanding of liabilities and obligations of third parties to the extent that they are guaranteed by the Corporate Guarantor;

                    (d) any contingent liabilities (including any taxes or other payments under dispute or arbitration) which have been or, under GAAP, should be recorded in the notes to the Corporate Guarantor's financial statements; and

                    (e)  any deferred tax liabilities.

                    "Fleet Market Value" means the aggregate of the Market Value of the Fleet Vessels.

                    "Fleet Vessels" means any vessel (including, but not limited to, the Vessel) from time to time owned by the Corporate Guarantor (each a "Fleet Vessel").

                    "Free Liquidity" means the sum of cash and bank deposits, free of any Encumbrances.

                    "GAAP" means accounting principles, concepts, bases and policies generally adopted and accepted in the United States of America consistently applied.

                    "Leverage" means Total Long Term Debt divided by Total Market Adjusted Assets.

                    "Market Adjusted Net Worth" means, in respect of an Accounting Period, the amount of the Corporate Guarantor's total shareholders' equity, as such equity is reflected in the most recent Accounting Information, adjusted by the difference between the Fleet Market Value and the book value of Tangible Fixed Assets.

                    "Tangible Fixed Assets" means, in respect of an Accounting Period, the value (less depreciation) on a consolidated
                    basis  of  all  tangible   fixed  assets  of  the  Corporate
                    Guarantor as stated in the then most recent Accounting Information.

                    "Total Assets" means, in respect of an Account Period, the aggregate of Current Assets and Tangible Fixed Assets, as well as any other assets listed under the definition Total Assets as stated in the then most recent Accounting Information.

                    "Total Long Term Debt" means the aggregate (as of the date of calculation) of all those component parts of the Debt which fall due or whose final payment is due more than one year after the respective dates of the agreements providing for such component parts of the Debt (including for the avoidance of doubt the current portion of such Debt) as stated in the Accounting Information then most recently required to be delivered pursuant to Clause 11.2.5.

                    "Total Market Adjusted Assets" means the aggregate at any time of Current Assets and Value Adjusted Long Term Assets.

                    "Value Adjusted Long Term Assets" means the aggregate at any time of the Fleet Market Value (as most recently required to be calculated) and the Corporate Guarantor's other long term tangible assets as stated in its Accounting Information then most recently required to be delivered pursuant to Clause 11.2.5.

12     Accounts

       12.1 Maintenance of Accounts The Borrower shall maintain the Accounts with the Agent for the duration of the Facility Period free of Encumbrances and rights of set off other than as created by or pursuant to the Security Documents.

       12.2 Earnings The Borrower shall procure that there is credited to the Earnings Account, all Earnings and any Requisition Compensation of the Vessel.

       12.3 Transfers to Retention Account On the day in each calendar month during the Facility Period which numerically corresponds to the day on which the Drawdown Date occurred (or, in any month in which there is no such day, on the last Business Day of that month), the Borrower shall procure that there is transferred from the Earnings Account (and irrevocably authorise the Agent to transfer from the Earnings Account) to the Retention Account :-

          12.3.1 any costs or other amounts due and payable or outstanding in respect of the Loan, other than interest and principal; and

          12.3.2 one-third of the amount of the Repayment Instalment due on the next Repayment Date; and

          12.3.3 the amount of interest due on the next Interest Payment Date divided by the number of months between the last Interest Payment Date and the Interest Payment Date in question.

       12.4 Additional payments to Retention Account If for any reason the amount standing to the credit of the Earnings Account shall be insufficient to make any transfer to the Retention Account required by Clause 12.3, the Borrower shall, without demand, procure that there is credited to the Retention Account, on the date on which the relevant amount would have been transferred from the Earnings Account, an amount equal to the amount of the shortfall.

       12.5 Application of Retention Account The Borrower shall procure that there is transferred from the Retention Account (and irrevocably authorise the Agent to transfer from the Retention Account) to the Agent on behalf of the Banks:-

          12.5.1    on  each  Repayment   Date,  the  amount  of  the  Repayment
                    Instalment then due; and

          12.5.2 on each Interest Payment Date, the amount of interest then due.

       12.6 Borrower's obligations not affected If for any reason the amount standing to the credit of the Retention Account shall be insufficient to pay any Repayment Instalment or to make any payment of interest when due, the Borrower's obligation to pay that Repayment Instalment or to make that payment of interest shall not be affected.

       12.7 Release of surplus Any amount remaining to the credit of the Earnings Account following the making of any transfer required by Clause 12.3 shall (unless an Event of Default or Potential Event of Default shall have occurred and be continuing) be released to or to the order of the Borrower.

       12.8 Restriction on withdrawal During the Facility Period no sum may be withdrawn from the Retention Account (except in accordance with this Clause) without the prior written consent of the Agent.

       12.9 Relocation of Accounts At any time following the occurrence and during the continuation of an Event of Default, the Agent may without the consent of the Borrower relocate either of the Accounts to any other branch of the Agent, without prejudice to the continued application of this Clause and the rights of the Agent and the Banks under or pursuant to the Security Documents.

13     Events of Default

       13.1 The Agent's rights If any of the events set out in Clause 13.2 occurs, the Agent may at its discretion by notice to the Borrower declare itself to be under no further obligation to the Borrower under or pursuant to this Agreement and may declare all or any part of the Indebtedness (including such unpaid interest as shall have accrued) to be immediately payable, in which event the Indebtedness (or the part of the Indebtedness referred to in the Bank's notice) shall immediately become due and payable without any further demand or notice of any kind.

       13.2   Events of Default The events referred to in Clause 13.1 are:-

          13.2.1 payment default if the Borrower defaults in the payment of any part of the Indebtedness when due; or if the Charterer defaults in the payment of any part of the hire under the Charter when due;

          13.2.2 other default if any of the Security Parties fails to observe or perform any of the covenants, conditions, undertakings, agreements or obligations on its part contained in any of the Security Documents and, where such default is capable of remedy, such default is not remedied within thirty (30) days if the date of its occurrence, or shall in any other way be in breach of or do or cause to be done any act repudiating or evidencing an intention to repudiate any of the Security Documents; or

          13.2.3 misrepresentation or breach of warranty if any representation or warranty made or repeated, or any other information given, by any of the Security Parties to the Agent in or leading up to or during the currency of any of the Security Documents, or in or pursuant to any notice or other document delivered to the Agent under or pursuant to any of the Security Documents, is false or incorrect or misleading in any respect which the Agent in its discretion considers to be material; or

          13.2.4 execution if a distress or execution or other process of a court or authority is levied on any of the property of any of the Security Parties before or after final judgment or by order of any competent court or authority and is not satisfied within seven days of levy; or

          13.2.5 insolvency events if any of the Security Parties or the Charterer:-

                    (a) resolves to appoint, or applies for or consents to the appointment of, a receiver, administrative receiver, trustee, administrator or liquidator of itself or of all or part of its assets; or

                    (b) is unable or admits its inability to pay its debts as they fall due; or

                    (c) makes a general assignment for the benefit of creditors or enters into a moratorium on payment of any of its indebtedness; or

                    (d)  ceases trading or threatens to cease trading; or

                    (e) has appointed an Inspector under the Companies Act 1985 or any statutory provision which the Agent in its discretion considers analogous thereto; or

          13.2.6 insolvency proceedings if any proceedings are commenced or threatened, or any order or judgment is given by any court, for the bankruptcy, liquidation, winding up, administration or re-organisation of any of the Security Parties or for the appointment of a receiver, administrative receiver, administrator, liquidator or trustee of any of the Security Parties or of all or part of the assets of any of the Security Parties, or if any person appoints or purports to appoint such receiver, administrative receiver, administrator, liquidator or trustee; or

          13.2.7 impossibility or illegality if any event occurs which would, or would with the passage of time, render performance of any of the Security Documents by any of the Security Parties impossible, unlawful or unenforceable by the Agent; or

          13.2.8 conditions subsequent if any of the conditions set out in Clause 3.2 is not satisfied within the time reasonably required by the Agent; or

          13.2.9 covenants if any of the covenants set out in Clause 11 is not satisfied within thirty days; or 13.2.10 change in ownership or control if any change occurs in the Borrower's and/or the Corporate Guarantor's beneficial ownership and control from that advised to the Agent at the date of this Agreement, or otherwise in accordance with Clause 11.1.12
                    (or in the case of the Borrower) or Clause 8.1. of the Corporate Guarantee (in the case of the Corporate Guarantor).

          13.2.11 revocation or modification of consents etc. if any consent, licence, approval, authorisation, filing, registration or other requirement of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Security Parties to comply with any of their obligations in or pursuant to any of the Security Documents is not obtained or is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to its interests, or ceases to remain in full force and effect; or

          13.2.12 Master Agreement termination if a notice is sent by the Agent under section 6(a) of the Master Agreement, or by any person under section 6(b)(iv) of the Master Agreement, in either case designating an Early Termination Date for the purpose of the Master Agreement, or if the Master Agreement is for any other reason terminated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect; or

          13.2.13 curtailment of business if the business of any of the Security Parties is wholly or partially curtailed or suspended by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of any of the Security Parties is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government; or

          13.2.14 acceleration of other indebtedness if any other indebtedness or obligation for borrowed money of any of the Security Parties becomes due or capable of being declared due prior to its stated maturity by reason of default on the part of that Security Party, or is not repaid or satisfied at maturity; or

          13.2.15 reduction of capital if any of the Security Parties reduces its authorised or issued or subscribed capital; or

          13.2.16 challenge to registration if the registration of the Vessel or the Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or if the validity or priority of the Mortgage is contested; or

          13.2.17 war if the country of registration of the Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by the Security Documents is materially prejudiced; or

          13.2.18 notice of termination if the Corporate Guarantor gives notice to the Agent to determine its obligations under the Corporate Guarantee; or

          13.2.19   material   adverse  change  etc.  if  anything  is  done  or
                    permitted or omitted to be done by any of the Security Parties which in the reasonable opinion of the Agent jeopardises or imperils (or may jeopardise or imperil) the rights conferred on the Agent by the Security Documents, or if there occurs (in the opinion of the Agent) any material adverse change in the business, affairs or financial condition of any of the Security Parties from that pertaining at the date of this Agreement; or

          13.2.20 environment if the Borrower fails to observe or perform any of the covenants, conditions, undertakings, agreements or obligations contained in Clause 11.2.12 or shall in any other way be in breach of or do or cause to be done any act repudiating or evidencing an intention to repudiate any of the covenants, conditions, undertakings, agreements or obligations contained in Clause 11.2.12; or

          13.2.21 cross-default an event of default (howsoever defined) occurs in relation to any other loan agreement facility entered into by the Borrower and/or the Corporate Guarantor or any subsidiary of the Corporate Guarantor; or

          13.2.22 Charter the Charter is terminated, cancelled or repudiated or is not in force at any time during the Facility Period, unless it has expired by effluxion of time, or the Borrower or the Charterer defaults in the performance of any of their respective material obligations under or pursuant to the Charter and unless the Charter is replaced within a period of one month with another charter or contract of employment satisfactory to the Agent in all respects in its absolute discretion; or

          13.2.23 analogous events if any event which (in the opinion of the Agent or ) is analogous to any of the events set out above shall occur.

14     Set-Off and Lien

       14.1 Set-off The Borrower irrevocably authorises the Agent and the Banks at any time after all or any part of the Indebtedness shall have become due and payable to set off without notice any liability of the Borrower to any of the Banks or the Agent (whether present or future, actual or contingent, and irrespective of the branch or office, currency or place of payment) against any credit balance from time to time standing on any account of the Borrower (whether current or otherwise and whether or not subject to notice) with any branch of the Agent or of any Bank in or towards satisfaction of the Indebtedness and, in the name of the Agent or that Bank or the Borrower, to do all acts (including, without limitation, converting or exchanging any currency) and execute all documents which may be required to effect such application.

       14.2 Lien The Agent and each Bank shall have a lien on and be entitled to retain and realise as additional security for the repayment of the Indebtedness any cheques, drafts, bills, notes or negotiable or non-negotiable instruments and any stocks, shares or marketable or other securities and property of any kind of the Borrower (or of the Agent or that Bank as agent or nominee of the Borrower) from time to time held by the Agent, whether for safe custody or otherwise.

       14.3 Restrictions on withdrawal Despite any term to the contrary in relation to any deposit or credit balance at any time on any account of the Borrower with any of Banks or with the Agent, no such deposit or balance shall be repayable or capable of being assigned, mortgaged, charged or otherwise disposed of or dealt with by the Borrower during the Facility Period except in accordance with the Security Documents, but the Agent may from time to time permit the withdrawal of all or any part of any such deposit or balance without affecting the continued application of this Clause.

       14.4 Application The Borrower irrevocably authorises the Agent to apply all sums which the Agent may receive:-

          14.4.1 pursuant to a sale or other disposition of the Vessel or any right, title or interest in the Vessel; or

          14.4.2    by way of  payment to the Agent of any sum in respect of the
                    Insurances,   Earnings,   Charter   Rights  or   Requisition
                    Compensation; or

          14.4.3 otherwise arising under or in connection with any of the Security Documents in or towards satisfaction, or by way of retention on account, of the Indebtedness, in such manner as the Agent may in its discretion determine.

       14.5 Master Agreement rights The rights conferred on the Agent by this Clause shall be in addition to, and without prejudice to or limitation of, the rights of netting and set off conferred on the Agent by the Master Agreement. The Borrower acknowledges that the Agent shall be under no obligation to make any payment to the Borrower under or pursuant to the Master Agreement if, at the time that payment becomes due, there shall have occurred an Event of Default or Potential Event of Default, or an Event of Default or Termination Event (as those terms are respectively defined in the Master Agreement).

15     Assignment and Sub-Participation

       15.1 Right to assign The Original Bank may grant sub-participations in all or any part of the Loan and may assign or transfer all or any of its rights under or pursuant to the Security Documents to any other branch of that Bank or (in consultation with the Borrower) to one or more other banks or financial institutions.

       15.2 Borrower's co-operation The Borrower will co-operate fully with the Banks in connection with any assignment, transfer or sub-participation; will execute and procure the execution of such documents as the Banks may require in connection therewith; and irrevocably authorises the Agent to sign any Transfer Certificate on its behalf, and irrevocably authorises the Agent and the Banks disclose to any proposed assignee, transferee or sub-participant (whether before or after any assignment, transfer or sub-participation and whether or not any assignment, transfer or sub-participation shall take place) all information relating to the Security Parties, the Loan or the Security Documents which the Agent or the Banks may in their discretion consider necessary or desirable.

       15.3 Rights of assignee Any assignee, transferee or sub-participant of a Bank shall (unless limited by the express terms of the assignment, transfer or sub-participation) take the full benefit of every provision of the Security Documents benefitting that Bank.

       15.4 Transfer Certificates If any Bank wishes to transfer any of its rights and/or obligations under or pursuant to this Agreement, it may do so by delivering to the Agent a duly completed Transfer Certificate, in which event on the Transfer Date:-

          15.4.1 to the extent that that Bank seeks to transfer its rights and/or obligations, the Borrower (on the one hand) and the Bank in question (on the other) shall be released from all further obligations towards the other(s);

          15.4.2    the  Borrower (on the one hand) and the  Transferee  (on the
                    other)  shall  assume   obligations   towards  the  other(s)
                    identical to those released pursuant to Clause 15.4.1;

          15.4.3 the Agent, each of the Banks and the Transferee shall have the same rights and obligations between themselves as they would have had if the Transferee had been an original party to this Agreement as a Bank; and

          15.4.4 the Transferee shall pay to the Agent for its own account a transfer fee of five thousand Dollars.

          Each Bank irrevocably authorises the Agent to sign on its behalf any Transfer Certificate relating to the transfer of any of the rights and/or obligations of any other Bank.

       15.5 Security Documents Unless otherwise expressly provided in any Security Document or otherwise expressly agreed between a Bank and any proposed Transferee and notified by that Bank to the Agent on or before the relevant Transfer Date, there shall automatically be assigned to the Transferee with any transfer of a Bank's rights and/or obligations under or pursuant to this Agreement the rights of that Bank under or pursuant to the Security Documents (other than this Agreement) which relate to the portion of the Bank's rights and/or obligations transferred by the relevant Transfer Certificate.

16     Payments, Mandatory Prepayment, Reserve Requirements and Illegality

       16.1 Payments All amounts payable by the Borrower under or pursuant to any of the Security Documents shall be paid to such accounts at such banks as the Agent may from time to time direct to the Borrower, and (unless payable in any other Currency of Account) shall be paid in Dollars in same day funds (or such funds as are required by the authorities in the United States of America for settlement of international payments for immediate value). Payments shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Agent in its discretion considers that it is impossible or impracticable for the Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Agent on the Business Day next following the date of receipt of advice by the Agent.

       16.2 No deductions or withholdings All payments (whether of principal or interest or otherwise) to be made by the Borrower pursuant to the Security Documents shall, subject only to Clause 16.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, restrictions, conditions or counterclaims of any nature.

       16.3 Grossing-up If at any time any law requires (or is interpreted to require) the Borrower to make any deduction or withholding from any payment, or to change the rate or manner in which any required deduction or withholding is made, the Borrower will promptly notify the Agent and, simultaneously with making that payment, will pay to the Agent whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the Agent and the Banks receive a net sum equal to the sum which it would have received had no deduction or withholding been made.

       16.4 Evidence of deductions If at any time the Borrower is required by law to make any deduction or withholding from any payment to be made by it pursuant to any of the Security Documents, the Borrower will pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will, no later than thirty days after making that payment, deliver to the Agent an original receipt issued by the relevant authority, or other evidence acceptable to the Agent, evidencing the payment to that authority of all amounts required to be deducted or withheld.

       16.5 Adjustment of due dates If any payment or transfer of funds to be made under any of the Security Documents, other than a payment of interest on the Loan or a payment pursuant to the Master Agreement, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

       16.6 Change in law If, by reason of the introduction of any law, or any change in any law, or the interpretation or administration of any law, or in compliance with any request or requirement from any central bank or any fiscal, monetary or other authority:-

          16.6.1 any Bank or the Agent (or the holding company of the Bank or the Agent) shall be subject to any Tax with respect to payments of all or any part of the Indebtedness; or

          16.6.2 the basis of Taxation of payments to any Bank or the Agent in respect of all or any part of the Indebtedness shall be changed; or

          16.6.3 any reserve requirements shall be imposed, modified or deemed applicable against assets held by or deposits in or for the account of or loans by any branch of any Bank or the Agent; or

          16.6.4 the manner in which any Bank or the Agent allocates capital resources to its obligations under this Agreement and/or the Master Agreement or any ratio (whether cash, capital adequacy, liquidity or otherwise) which any Bank or the Agent is required or requested to maintain shall be affected; or

          16.6.5 there is imposed on any Bank or the Agent (or on the holding company of any Bank or the Agent) any other condition in relation to the Indebtedness or the Security Documents;

          and the result of any of the above shall be to increase the cost to any Bank (or to the holding company of any Bank) of that Bank making or maintaining the Loan or of maintaining its obligations under the Master Agreement, or to cause the any Bank or the Agent to suffer (in its opinion) a material reduction in the rate of return on its overall capital below the level which it reasonably anticipated at the date of this Agreement and which it would have been able to achieve but for its entering into this Agreement or the Master Agreement and/or performing its obligations under this Agreement or the Master
          Agreement, the Bank affected shall notify the Agent and the Borrower shall from time to time pay to the Agent on demand for the account of the Bank affected (or, in retention to the Master Agreement, for the Agent's own account) the amount which shall compensate that Bank (or the holding company of the Bank) for such additional cost or reduced return. A certificate signed by an authorised signatory of the Bank affected setting out the amount of that payment and the basis of its calculation shall be submitted to the Borrower and shall be conclusive evidence of such amount save for manifest error or on any question of law. The Borrower shall have the right to prepay the Loan in full, subject to Clauses 5.4, 5.5 and 5.6.

       16.7 Illegality and impracticality Notwithstanding anything contained in the Security Documents, the obligation of the Banks to advance or maintain the Loan shall terminate in the event that a change in any law or in the interpretation of any law by any authority charged with its administration shall make it unlawful or, in the opinion of any Bank, impracticable for that Bank to advance or maintain the Loan. In that event the Bank affected shall, by written notice to the Borrower, declare its obligations to be immediately terminated. If all or any part of the Loan shall have been advanced by the Banks to the Borrower, the Indebtedness (including all accrued interest) shall be prepaid within thirty days from the date of such notice. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period.

       16.8 Changes in market circumstances If at any time a Bank determines (which determination shall be final and conclusive and binding on the Borrower) that, by reason of changes affecting the London Interbank market, adequate and fair means do not exist for ascertaining the rate of interest on the Loan pursuant to this Agreement:-

          16.8.1    that  Bank  shall  give  notice  to  the   Borrower  of  the
                    occurrence of such event; and

          16.8.2 the Agent shall as soon as reasonably practicable certify to the Borrower in writing the effective cost to the Banks of maintaining the Loan for such further period as shall be selected by the Banks and the rate of interest payable by the Borrower for that period; or, if that is not acceptable to the Borrower,

          16.8.3 the Agent will negotiate with the Borrower in good faith with a view to modifying this Agreement to provide a substitute basis for the Loan which is financially a substantial equivalent to the basis provided for in this Agreement.

          If, within thirty days of the giving of the notice referred to in Clause 16.8.1, the Borrower and the Agent fail to agree in writing on a substitute basis for the Loan, the Borrower will immediately prepay the Indebtedness. Clause 5.4 shall apply to that prepayment if it is made on a day other than the last day of an Interest Period.

       16.9 Non-availability of currency If a Bank is for any reason unable to obtain Dollars in the London Interbank market and is, as a result, or as a result of any other contingency affecting the London Interbank market, unable to advance or maintain the Loan in Dollars, that Bank shall give notice to the Agent and the Agent shall give notice to the Borrowers and the Banks' obligations to make the Loan available shall immediately cease. In that event, if all or any part of the Loan shall have been advanced by the Banks to the Borrower, the Agent on behalf of the Banks will negotiate with the Borrower in good faith with a view to establishing a mutually acceptable basis for funding the Loan from an alternative source. If the Agent and the Borrower have failed to agree in writing on a basis for funding the Loan from an alternative source by 11.00 a.m. on the second Business Day prior to the end of the then current Interest Period, the Borrower will (without prejudice to its other obligations under or pursuant to this Agreement, including, without limitation, its obligation to pay interest on the Loan, arising on the expiry of the then current Interest Period) prepay the Indebtedness to the Agent on behalf of the Banks on the expiry of the then current Interest Period.

17     Communications

       17.1 Method Any Communication may be given, delivered, made or served (as the case may be) under or in relation to this Agreement by letter or fax and shall be in the English language and sent addressed:-

          17.1.1 in the case of the Banks or the Agent to the Agent at its address at the head of this Agreement (fax no: +30 210 954
                    4368) marked for the attention of:  Global  Shipping  Group;
                    and

          17.1.2    in the case of the Borrower to the Communications Address;

          or to such other address or fax number as the Banks, the Agent or the Borrower may designate for itself by written notice to the other.

       17.2 Timing A Communication shall be deemed to have been duly given, delivered, made or served to or on, and received by, the Borrower:-

          17.2.1 in the case of a fax when the sender receives one or more transmission reports showing the whole of the Communication to have been transmitted to the correct fax number;

          17.2.2 if delivered to an officer of the Borrower or left at the Communications Address at the time of delivery or leaving; or

          17.2.3 if posted, at 9.00 a.m. on the Business Day after posting by prepaid first class post.

          A Communication shall only be deemed to have been duly given, delivered, made or served to or on, and received by, the Banks or the Agent on actual receipt of the whole of that Communication by the Agent.

       17.3 Indemnity The Borrower shall indemnify the Agent against any cost, claim, liability, loss or expense (including legal fees and any Value Added Tax or any similar or replacement tax (if applicable)) which the Agent or any of the Banks may sustain or incur as a consequence of any Communication sent by or on behalf of the Borrower by fax not being received by its intended recipient, or being received incomplete, or by reason of any Communication purportedly having been sent by or on behalf of the Borrower having been sent fraudulently.

18     General Indemnities

       18.1 Currency In the event of the Agent or a Bank receiving or recovering any amount payable under any of the Security Documents in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower shall, on the Agent's written demand, pay to the Bank such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Agent as a separate debt under this Agreement.

       18.2 Costs and expenses The Borrower will, within fourteen days of the Agent's written demand, reimburse the Agent for all costs and expenses (including Value Added Tax or any similar or replacement tax if applicable) of and incidental to:-

          18.2.1 the negotiation, preparation, execution and registration of the Security Documents (whether or not any of the Security Documents are actually executed or registered and whether or not all or any part of the Loan is advanced);

          18.2.2 any amendments, addenda or supplements to any of the Security Documents (whether or not completed);

          18.2.3 any other documents which may at any time be required by the Bank or the Agent to give effect to any of the Security Documents or which any Bank or the Agent is entitled to call for or obtain pursuant to any of the Security Documents (including, without limitation, all premiums and other sums from time to time payable by the Agent in relation to the Mortgagees' Insurances); and

          18.2.4 the exercise of the rights, powers, discretions and remedies of the Banks and/or the Agent under or pursuant to the Security Documents.

       18.3 Events of Default The Borrower shall indemnify the Banks and the Agent from time to time on demand against all losses and costs incurred or sustained by any Bank and/or the Agent as a consequence of any Event of Default, including (without limitation) any Break Costs.

       18.4 Funding costs The Borrower shall indemnify the Banks and the Agent from time to time on demand against all losses and costs incurred or sustained by any Bank or by the Agent if, for any reason, the Loan is not advanced to the Borrower after the Drawdown Notice has been given to the Agent, or is advanced on a date other than that requested in the Drawdown Notice (unless, in either case, as a result of any default by the Agent or any of the Banks), including (without limitation) any Break Costs.

       18.5 Protection and enforcement The Borrower shall indemnify the Banks and the Agent from time to time on demand against all losses, costs and liabilities which any Bank or the Agent may from time to time sustain, incur or become liable for in or about the protection, maintenance or enforcement of the rights conferred on the Banks and/or the Agent by the Security Documents or in or about the exercise or purported exercise by the Banks and/or the Agent of any of the rights, powers, discretions or remedies vested in them under or arising out of the Security Documents, including (without limitation) any losses, costs and liabilities which any Bank or the Agent may from time to time sustain, incur or become liable for by reason of the Banks or the Agent being mortgagees of the Vessel and/or a lender to the Borrower, or by reason of any Bank or the Agent being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of the Vessel.

       18.6 Liabilities of Banks and Agent The Borrower will from time to time reimburse the Banks and the Agent on demand for all sums which any Bank or the Agent may pay or become actually or contingently liable for on account of the Borrower or in connection with the Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which any Bank or the Agent may pay or guarantees which any Bank or the Agent may give in respect of the Insurances, any expenses incurred by any Bank or the Agent in connection with the maintenance or repair of the Vessel or in discharging any lien, bond or other claim relating in any way to the Vessel, and any sums which any Bank or the Agent may pay or guarantees which it may give to procure the release of the Vessel from arrest or detention.

       18.7 Taxes The Borrower shall pay all Taxes to which all or any part of the Indebtedness or any of the Security Documents may be at any time subject and shall indemnify the Agent and the Banks on demand against all liabilities, costs, claims and expenses resulting from any omission to pay or delay in paying any such Taxes.

19     Miscellaneous

       19.1 Waivers No failure or delay on the part of the Agent or of a Bank in exercising any right, power, discretion or remedy under or pursuant to any of the Security Documents, nor any actual or alleged course of dealing between the Agent and any Bank and the Borrower, shall operate as a waiver of, or acquiescence in, any default on the part of any Security Party, unless expressly agreed to do so in writing by the Agent, nor shall any single or partial exercise by the Agent or a Bank of any right, power, discretion or remedy preclude any other or further exercise of that right, power, discretion or remedy, or the exercise by the Agent or a Bank of any other right, power, discretion or remedy.

       19.2 No oral variations No variation or amendment of any of the Security Documents shall be valid unless in writing and signed on behalf of the Banks and the Agent.

       19.3 Severability If at any time any provision of any of the Security Documents is invalid, illegal or unenforceable in any respect that provision shall be severed from the remainder and the validity, legality and enforceability of the remaining provisions shall not be affected or impaired in any way.

       19.4 Successors etc. The Security Documents shall be binding on the Security Parties and on their successors and permitted transferees and assignees, and shall inure to the benefit of the Banks and the Agent and its successors, transferees and assignees. The Borrower may not assign nor transfer any of its rights under or pursuant to any of the Security Documents without the prior written consent of the Agent.

       19.5 Further assurance If any provision of the Security Documents shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by the Banks or by the Agent on their behalf are considered by the Banks for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrower will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the opinion of the Banks are necessary to provide adequate security for the repayment of the Indebtedness.

       19.6 Other arrangements The Banks and the Agent may, without prejudice to its rights under or pursuant to the Security Documents, at any time and from time to time, on such terms and conditions as it may in its discretion determine, and without notice to the Borrower, grant time or other indulgence to, or compound with, any other person liable (actually or contingently) to the Banks and/or the Agent in respect of all or any part of the Indebtedness, and may release or renew negotiable instruments and take and release securities and hold funds on realisation or suspense account without affecting the liabilities of the Borrower or the rights of the Banks and the Agent under or pursuant to the Security Documents.

       19.7 Advisers The Borrower irrevocably authorise the Agent, at any time and from time to time during the Facility Period, to consult insurance advisers on any matters relating to the Insurances, including, without limitation, the collection of insurance claims, and from time to time to consult or retain advisers or consultants to monitor or advise on any other claims relating to the Vessel. The Borrower will provide such advisers and consultants with all information and documents which it may from time to time require and will reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the consultation or retention of such advisers or consultants.

       19.8 Delegation The Banks and the Agent may at any time and from time to time delegate to any person any of its rights, powers, discretions and remedies pursuant to the Security Documents on such terms as it may consider appropriate (including the power to sub-delegate).

       19.9 Rights etc. cumulative Every right, power, discretion and remedy conferred on the Banks and/or the Agent under or pursuant to the Security Documents shall be cumulative and in addition to every other right, power, discretion or remedy to which it may at any time be entitled by law or in equity. The Banks and the Agent may exercise each of their rights, powers, discretions and remedies as often and in such order as they deem appropriate. The exercise or the beginning of the exercise of any right, power, discretion or remedy shall not be interpreted as a waiver of the right to exercise that or any other right, power, discretion or remedy either simultaneously or subsequently.

       19.10 No enquiry The Banks and the Agent shall not be concerned to enquire into the powers of the Security Parties or of any person purporting to act on behalf of any of the Security Parties, even if any of the Security Parties or any such person shall have acted in excess of their powers or if their actions shall have been irregular, defective or informal, whether or not any Bank or the Agent had notice thereof.

       19.11 Continuing security The security constituted by the Security Documents shall be continuing and shall not be satisfied by any intermediate payment or satisfaction until the Indebtedness shall have been repaid in full and neither the Banks nor the Agent shall be under no further actual or contingent liability to any third party in relation to the Vessel, the Insurances, Earnings or Requisition Compensation or any other matter referred to in the Security Documents.

       19.12 Security cumulative The security constituted by the Security Documents shall be in addition to any other security now or in the future held by the Banks or by the Agent for or in respect of all or any part of the Indebtedness, and shall not merge with or prejudice or be prejudiced by any such security or any other contractual or legal rights of the Banks or the Agent, nor affected by any irregularity, defect or informality, or by any release, exchange or variation of any such security. Section 93 of the Law of Property Act 1925 and all provisions which the Agent considers analogous thereto under the law of any other relevant jurisdiction shall not apply to the security constituted by the Security Documents. 19.13 Re-instatement If the Banks or the Agent takes any steps to exercise any of its rights, powers, remedies or discretions pursuant to the Security Documents and the result shall be adverse to the Banks and/or the Agent, the Borrower and the Banks and the Agent shall be restored to their former positions as if no such steps had been taken.

       19.14 No liability Neither the Banks nor the Agent, nor any agent or employee of any Bank or of the Agent, nor any receiver and/or manager appointed by the Agent, shall be liable for any losses which may be incurred in or about the exercise of any of the rights, powers, discretions or remedies of the Banks and/or the Agent under or pursuant to the Security Documents nor liable as mortgagee in possession for any loss on realisation or for any neglect or default of any nature for which a mortgagee in possession might otherwise be liable.

       19.15 Rescission of payments etc. Any discharge, release or reassignment by the Banks and/or the Agent of any of the security constituted by, or any of the obligations of any Security Party contained in, any of the Security Documents shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law.

       19.16 Subsequent Encumbrances If the Agent receives notice of any subsequent Encumbrance affecting the Vessel or all or any part of the Insurances, Earnings, Charter Rights or Requisition Compensation or the Accounts, the Agent may open a new account in its books for the Borrower. If the Agent does not open a new account, then (unless the Agent gives written notice to the contrary to the Borrower) as from the time of receipt by the Agent of notice of such subsequent Encumbrance, all payments made to the Agent shall be treated as having been credited to a new account of the Borrower and not as having been applied in reduction of the Indebtedness.

       19.17 Releases If any Bank or the Agent shall at any time in its discretion release any party from all or any part of any of the Security Documents, the liability of any other party to the Security Documents shall not be varied or diminished.

       19.18 Discretions Unless otherwise expressly indicated, where any Bank or the Agent is stated in the Security Documents to have a discretion and/or where the opinion of any Bank or the Agent is referred to and/or where the consent, agreement or approval of any Bank or the Agent is required for any course of action, or where anything is required to be acceptable to any Bank or the Agent, the Banks and the Agent shall have a sole, absolute and unfettered discretion and/or may give or withhold their consent, agreement or approval at its sole, absolute and unfettered discretion.

       19.19 Certificates Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any of the Security Documents shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower of that amount.

       19.20 Survival of representations and warranties The representations and warranties on the part of the Borrower contained in this Agreement shall survive the execution of this Agreement and the advance of the Loan.

       19.21 Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

       19.22 Contracts (Rights of Third Parties) Act 1999 No term of the Agreement is enforceable by a person who is not a party to it.

20     Law and Jurisdiction

       20.1 Governing law This Agreement shall in all respects be governed by and interpreted in accordance with English law.

       20.2 Jurisdiction For the exclusive benefit of the Banks and the Agent, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that any Proceedings may be brought in those courts.

       20.3 Alternative jurisdictions Nothing contained in this Clause shall limit the right of the Banks or the Agent to commence any Proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any Proceedings against the Borrower in one or more jurisdictions preclude the commencement of any Proceedings in any other jurisdiction, whether concurrently or not.

       20.4 Waiver of objections The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any Proceedings in any court referred to in this Clause, and any claim that those Proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any Proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

       20.5 Service of process Without prejudice to the right of the Agent and the Banks to use any other method of service permitted by law, the Borrower irrevocably agrees that any writ, notice, judgment or other legal process shall be sufficiently served on it if addressed to it and left at or sent by post to the Address for Service, and in that event shall be conclusively deemed to have been served at the time of leaving or, if posted, at 9.00 a.m. on the Business Day after posting by prepaid first class post.

                                   SCHEDULE 1

                          The Banks and the Commitments

The Banks                                                      The Commitments

FORTIS BANK N.V./S.A., ATHENS BRANCH                           100%

166, Syngrou Ave.
176 71, Athens
Greece

IN WITNESS of which the parties to this Agreement have executed this Agreement the day and year first before written.




SIGNED  by                                                )
duly authorised for and on behalf                         )
of  XENIA INTERNATIONAL CORP.                             )
in the presence of:-                                      )




SIGNED  by                                                )
duly authorised for and on behalf                         )
of FORTIS BANK N.V./S.A.,                                 )
ATHENS BRANCH (as lender)                                 )
in the presence of:-                                      )



SIGNED  by                                                )
duly authorised for and on behalf                         )
of FORTIS BANK N.V./S.A.,                                 )
ATHENS BRANCH (as agent)                                  )
in the presence of:-                                      )

                                   APPENDIX A



To:      FORTIS BANK N.V./S.A., ATHENS BRANCH

From:   XENIA INTERNATIONAL CORP.



                                                                     2006

Dear Sirs,


                                 Drawdown Notice


     We refer to the Loan Agreement dated 2006 made between ourselves and yourselves ("the Agreement").

     Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice.

     Pursuant to Clause 2.2 of the Agreement, we irrevocably request that you advance the sum of [ ] to us on 2006, which is a Business Day, by paying the amount of the Loan to [ ].

     We warrant that the representations and warranties contained in Clause 4 of the Agreement are true and correct at the date of this Drawdown Notice and will be true and correct on 2006; that no Event of Default nor Potential Event of Default has occurred and is continuing, and that no Event of Default or Potential Event of Default will result from the advance of the Loan requested in this Drawdown Notice.

     We select the period of [ ] months as the first Interest Period.


                                    Yours faithfully




                             .......................
                              For and on behalf of
                            XENIA INTERNATIONAL CORP.

                                   APPENDIX B

                          Form of Transfer Certificate

To: FORTIS BANK N.V./S.A., ATHENS BRANCH


                              TRANSFER CERTIFICATE

This transfer certificate relates to a secured loan facility agreement (as from time to time amended, varied, supplemented or novated "the Loan Agreement") dated 2006, on the terms and subject to the conditions of which a secured loan facility of up to $8,250,000 was made available to Xenia International Corp. by a syndicate of banks on whose behalf you act as agent and security trustee.

1 Terms defined in the Loan Agreement shall, unless otherwise expressly indicated, have the same meaning when used in this certificate. The terms "Transferor" and "Transferee" are defined in the schedule to this certificate.

2    The Transferor:-

     2.1  confirms   that  the  details  in  the  Schedule   under  the  heading
          "Transferor's Commitment" accurately summarise its Commitment; and

     2.2 requests the Transferee to accept by way of novation the transfer to the Transferee of the amount of the Transferor's Commitment specified in the Schedule by counter-signing and delivering this certificate to the Agent at its address for Communications specified in the Loan Agreement.

3 The Transferee requests the Agent to accept this certificate as being delivered to the Agent pursuant to and for the purposes of clause 15.4 of the Loan Agreement so as to take effect in accordance with the terms of that clause on the Transfer Date specified in the Schedule.

4    The Agent (on its own behalf and on behalf of the  Borrower and each of the
     Banks  other  than  the   Transferor)   confirms  its  acceptance  of  this
     certificate for the purposes of clause 15.4 of the Loan Agreement.

5    The Transferee confirms that:-

     5.1 it has received a copy of the Loan Agreement together with all other information which it has required in connection with this transaction;

     5.2 it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information; and

     5.3 it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any of the Security Parties.

6 Execution of this certificate by the Transferee constitutes its representation to the Transferor and to all other parties to the Loan Agreement that it has the power to become a party to the Loan Agreement as a Bank on the terms of the Loan Agreement and has taken all steps to authorise execution and delivery of this certificate.

7 The Transferee undertakes with the Transferor and each of the other parties to the Loan Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Loan Agreement will be assumed by it after delivery of this certificate to the Agent and the satisfaction of any conditions subject to which this certificate is expressed to take effect.

8 The Transferor makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Security Documents or any document relating to any of the Security Documents, and assumes no responsibility for the financial condition of any of the Security Parties or for the performance and observance by the Security Parties of any of their obligations under any of the Security Documents or any document relating to any of the Security Documents and any conditions and warranties implied by law are expressly excluded.

9 The Transferee acknowledges that nothing in this certificate or in the Loan Agreement shall oblige the Transferor to:-

     9.1 accept a re-transfer from the Transferee of the whole or any part of the rights, benefits and/or obligations transferred pursuant to this certificate; or

     9.2 support any losses directly or indirectly sustained or incurred by the Transferee for any reason including, without limitation, the non-performance by any party to any of the Security Documents of any obligations under any of the Security Documents.

10   The address  and fax number of the  Transferee  for the  purposes of clause
     10.20 of the Loan Agreement are set out in the Schedule.

11 This certificate may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument.

12 This certificate shall be governed by and interpreted in accordance with English law.

                                  THE SCHEDULE

1    Transferor:

2    Transferee:

3 Transfer Date (not earlier that the fifth Business Day after the date of delivery of the Transfer Certificate to the Agent):

4    Transferor's Commitment:

5    Amount transferred:

6 Transferee's address and fax number for the purposes of clause 10.20 of the Loan Agreement:



[name of Transferor]                        [name of Transferee]

By:                                         By:

Date:                                       Date:



FORTIS BANK N.V./S.A., ATHENS BRANCH as Agent

for and on behalf of itself, the Borrower and each of the Banks (other than the Transferor)

By:

Date:







SK 02558 0002 700697